                                                                   EXHIBIT 10.21


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                                 $250,000,000

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                     AMONG

                             PINNACLE TOWERS INC.

                                      AND

                               NATIONSBANK, N.A.

                           AS ADMINISTRATIVE LENDER

                                      AND

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,

                             AS SYNDICATION AGENT

                                      AND

                               BANKBOSTON, N.A.
                       SOCIETE GENERALE, NEW YORK BRANCH

                                BANK OF AMERICA
                        UNION BANK OF CALIFORNIA, N.A.

                                  AS LENDERS

                             DATED AS MAY 29, 1998




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

                                 $250,000,000

                             PINNACLE TOWERS INC.

                               TABLE OF CONTENTS

                            ARTICLE I.  DEFINITIONS

1.01.     Definitions......................................................  2
1.02.     Accounting and Other Terms....................................... 25

                  ARTICLE II.  AMOUNTS AND TERMS OF ADVANCES

2.01.     The Advances..................................................... 25
2.02.     Making Advances.................................................. 25
2.03.     Evidence of Debt for Borrowed Money.............................. 27
2.04.     Optional Prepayments............................................. 27
2.05.     Mandatory Prepayments............................................ 28
2.06.     Repayment........................................................ 29
2.07.     Interest......................................................... 29
2.08.     Default Interest................................................. 30
2.09.     Continuation and Conversion Elections............................ 30
2.10.     Fees............................................................. 31
2.11.     Reduction of Available Commitment................................ 32
2.12.     Funding Losses................................................... 34
2.13.     Computations and Manner of Payments.............................. 34
2.14.     Yield Protection; Changed Circumstances.......................... 35
2.15.     Use of Proceeds.................................................. 37
2.16.     Collateral and Collateral Call................................... 37
2.17.     Replacement of a Lender.......................................... 38
2.18.     Conditions Precedent to the Increase of the Available Commitment. 39

                        ARTICLE III.  LETTERS OF CREDIT

3.01.     Issuance of Letters of Credit.................................... 41
3.02.     Letters of Credit Fee............................................ 42
3.03.     Reimbursement Obligations........................................ 42
3.04.     Lenders' Obligations............................................. 44
3.05.     Administrative Lender's Obligations.............................. 44

                       ARTICLE IV.  CONDITIONS PRECEDENT

4.01.     Conditions Precedent to Closing and the Initial Advance.......... 45
4.02.     Conditions Precedent to All Advances and Letters of Credit....... 47
4.03.     Conditions Precedent to Advances for Permitted Acquisitions...... 47

                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES

5.01.     Representations and Warranties................................... 48
5.02.     Survival of Representations and Warranties....................... 56

                                 $250,000,000
--------------------------------------------------------------------------------

                             PINNACLE TOWERS INC.

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

    THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is dated as of May 29, 1998, among Pinnacle Towers Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined below), NationsBank, N.A., as a Lender and Administrative Lender (the "Administrative Lender"), and Goldman Sachs Credit Partners L.P., as Syndication Agent.

                                  BACKGROUND.

        WHEREAS, Borrower entered into that certain Second Amended and Restated Credit Agreement with Administrative Lender and Lenders, dated as of February 26, 1998 (the "Original Credit Agreement") which provided for one revolver/term loan in the initial amount of $200,000,000 (which could be increased to $250,000,000), to add certain lenders as parties thereto and to make certain other agreed to changes to the existing credit facility among the parties thereto.

        WHEREAS, Borrower and Administrative Lender have agreed to restructure, extend, renew and restate such indebtedness under the Original Credit Agreement as set forth herein to provide for one reducing revolver facility in the initial amount of $150,000,000, which may under certain circumstances (but the Lenders are under no commitment to) increase to $250,000,000 and to make certain other agreed to changes to the existing credit facility among the parties thereto.

                                  AGREEMENT.

        NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

        All obligations under the Original Credit Agreement, as modified herein, shall after the Closing Date, be evidenced by the Notes, this Agreement, and the Loan Papers, and shall be secured by (except as expressly provided herein or in any other Loan Paper), among other things, the original collateral as granted Borrower pursuant to the Loan Papers executed and delivered pursuant to the Original Credit Agreement and the preceding credit documentation, as amended from time to time.

                            ARTICLE I.  DEFINITIONS

        1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

        "ABRY" means ABRY Broadcast Partners II, L.P., a Delaware limited partnership.

        "Advance" means an advance made by a Lender to the Borrower pursuant to
Section 2.01 hereof, which such Advance may be a Refinancing Advance.

        "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person.

        "Administrative Lender" means NationsBank, N.A. in its capacity as Administrative Lender hereunder, or any successor Administrative Lender appointed pursuant to Section 10.06 hereof.

        "Agreement" means this Third Amended and Restated Credit Agreement, as hereafter amended, modified, increased, extended, restated or supplemented from time to time.

        "Annualized EBITDA" means, (a) with respect to Compliance Certificates delivered in connection with Section 7.03 hereof, the product of (i) EBITDA for the Parent, the Borrower and its Subsidiaries on a consolidated basis, for the most recently completed month immediately preceding the date of determination times (ii) twelve, and (b) with respect to pro-forma Compliance Certificates delivered in connection with Permitted Acquisitions delivered pursuant to
Section 6.16 hereof, the product of (i) EBITDA for the Parent, the Borrower and its Subsidiaries on a consolidated basis, for the most recently completed month immediately preceding the date of determination with respect to which the Borrower has financial statements prepared, times (ii) twelve.

        "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitations, Articles 5069-1H, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1H"), if applicable, and if Art. 1H is not applicable, Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925 ("Art. 1D"), as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, provided however, that pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrower agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to the Advances hereunder.

        "Applicable Margin" means, (a) with respect to LIBOR Advances, 2.750% per annum, and (b) with respect to Base Advances, 1.750% per annum provided that, if there exists no Default or Event of Default, then the Applicable Margin will be the following per annum percentages applicable in the following situations:

                                      Base Advance                LIBOR Advance
Applicability                          Percentage
-------------                          ----------
Percentage
----------

   (i)  If the Total                       1.750%                       2.750%
Leverage Ratio is equal to or
greater than 9.50 to 1.00

   (ii)  If the Total                      1.625%                       2.625%
Leverage Ratio is equal to or
greater than 9.00 to 1.00
but is less than
9.50 to 1.00

   (iii)  If the Total                     1.500%                       2.500%
Leverage Ratio is equal to or
greater than 8.00 to 1.00
but is less than
9.00 to 1.00

   (iv)  If the Total                      1.250%                       2.250%
Leverage Ratio is equal to or
greater than 7.50 to 1.00
but is less than
8.00 to 1.00

   (v)  If the Total                       1.000%                       2.000%
Leverage Ratio is equal to or
greater than 6.50 to 1.00
but is less than
7.50 to 1.00

   (vi)  If the Total                      0.750%                       1.750%
Leverage Ratio is equal to or
greater than 6.00 to 1.00
but is less than
6.50 to 1.00

   (vii)  If the Total                     0.500%                       1.500%
Leverage Ratio is equal to or
greater than 5.50 to 1.00
but is less than
6.00 to 1.00

   (viii)  If the Total                    0.250%                       1.250%
Leverage Ratio is equal to or
greater than 5.00 to 1.00
but is less than
5.50 to 1.00

   (ix)  If the Total                      0.000%                       1.000%
Leverage Ratio is less than
5.00 to 1.00

The Applicable Margin payable by the Borrower shall be (a) reduced or increased as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Parent, Borrower and Subsidiaries of Borrower as tested by the Total Leverage Ratio, (b) increased by 0.125% in each instance in the table set forth above if the Senior Leverage Ratio is in excess of 5.00 to 1.00 as tested on a quarterly basis, and (c) further increased as set forth in Section 6.15(c) hereof. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective three Business Days after receipt by Administrative Lender of the applicable financial statements and corresponding Compliance Certificate. If financial statements and a Compliance Certificate of the Borrower setting forth the Total Leverage Ratio and the Senior Leverage Ratio are not received by the Administrative Lender by the date required pursuant to
Article VII hereof, the Applicable Margin shall be determined as if the Total Leverage Ratio exceeds 9.50 to 1.00 and the Senior Leverage Ratio exceeds 5.00 to 1.00, until such time as such financial statements and Compliance Certificate are received. For the final quarter of any fiscal year of the Borrower, the Borrower may provide the unaudited financial statements of the Borrower, subject only to year-end adjustments, for the purpose of adjusting the Applicable Margin.

        "Application" means any stand-by letter of credit application delivered to Administrative Lender for or in connection with any stand-by Letter of Credit pursuant to Article III hereof, in Administrative Lender's standard form for stand-by letters of credit.

        "Art. 1D" has the meaning specified in the definition herein of "Applicable Law".

        "Art. 1H" has the meaning specified in the definition herein of "Applicable Law".

        "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Lender, in the form of Exhibit F hereto.

        "Auditor" means Price Waterhouse L.L.P., or other independent certified public accountants selected by the Borrower and acceptable to Administrative Lender.

        "Authorized Officer" means, with respect to the Borrower and its Subsidiaries, the President, Chief Executive Officer, Chief Financial Officer or the Controller of the Borrower.

        "Available Commitment" means $150,000,000, as such amount may be increased prior to March 31, 2000 in accordance with the terms of Section 2.18 hereof, and as such amount may be reduced from time to time or terminated pursuant to Sections 2.06, 2.11 or 9.02 hereof.

        "Bank Affiliate" means the holding company of any Lender, or any wholly-owned direct or indirect subsidiary of such holding company or of such Lender.

        "Base Advance" means an Advance bearing interest at the Base Rate.

        "Base Rate" means a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the Applicable Margin plus the higher of (i) a fluctuating rate per annum as shall be in effect from time to time announced or published by NationsBank, N.A. as its prime rate, and which may not necessarily be the lowest interest rate charged by NationsBank, N.A. and
(ii) the Federal Funds Rate in effect at such time plus .50%.

        "Borrower Pledge Agreement" means the Pledge Agreement of even date herewith, executed by the Borrower, granting a Lien on 100% of the Capital Stock of each of the Borrower's Subsidiaries constituting Pledged Stock as security for the Obligations, substantially in the form of Exhibit J hereto, as such agreement may be amended, modified, renewed or extended from time to time.

        "Borrowing" means a borrowing of the same Type made on the same day.

        "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.

        "Business Day" means a day of the year on which banks are not required or authorized to close in Dallas, Texas or Sarasota, Florida, or, if with respect to any notice, payment or calculation related to a LIBOR Advance, in New York, New York, Dallas, Texas, Sarasota, Florida or London, England.

        "Capital Contribution Agreement" means that certain Capital Contribution Agreement, dated as of May 29, 1998, among ABRY, the Parent, the Borrower and the Administrative Lender on behalf of Lenders, substantially in the form of Exhibit N hereto.

        "Capital Expenditures" means capital expenditures, as defined in accordance with GAAP.

        "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

        "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership.

        "Closing Date" means the date hereof.

        "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any provision of the Code shall include all successor provisions thereto.

        "Collateral" has the meaning ascribed thereto in Section 2.16 hereof.

        "Commitment Fee" means the fee described in Section 2.10(b) hereof.

        "Communications Act" means, collectively, the Communications Act of 1934 and the rules and regulations promulgated thereunder, as from time to time in effect.

        "Compliance Certificate" means a certificate of an Authorized Officer in the form of Exhibit C hereto, (a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, (b) setting forth detailed calculations with respect to the covenants described in Section 8.01 hereof and (c) certifying to the appropriate Applicable Margin.

        "Consequential Loss" with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) subject to Administrative Lenders' prior consent, a LIBOR Advance made on a date other than the date on which the Advance is to be made according to Section 2.02(a) or
Section 2.09 hereof to the extent such Advance is made on such other date at the request of the Borrower, or (c) any of the circumstances specified in Section
2.04 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in Section 2.04 hereof, which amount shall be the sum of
(i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, presumptive evidence of the validity of such claim.

        "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, but excluding endorsement of checks, drafts and other instruments in the ordinary course of business.

        "Continue," "Continuation" and "Continued" each refer to the continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

        "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (a) any Person which beneficially owns
(i) 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation and (ii) 10% or more of the interest in capital or profits of a partnership shall be conclusively presumed to control such partnership, and (b) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

        "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Conversion or Continuance Notice" has the meaning set forth in Section 2.09(b) hereof.

        "Cure Sub Debt" means, for the purpose of effecting a cure under Section 8.01(a)(i) hereof and/or Section 8.01(b)(i) hereof only, subordinated indebtedness owed by the Borrower to ABRY that meets each of the following conditions: (a) such subordinated indebtedness must be issued upon receipt of cash funds for a like amount and must be fully and deeply subordinated to all other debt of the Borrower on terms and conditions, and subject to documentation acceptable to the Majority Lenders in their sole discretion, (b) such subordinated indebtedness shall not provide for any current pay interest or principal, except payments of interest in kind, (c) such subordinated debt shall not mature but shall convert to common equity of the Parent in not more than one year from its date of issuance upon terms and conditions acceptable to the Majority Lenders and (d) all such subordinated indebtedness in the aggregate at any one time outstanding may not exceed an amount equal to $10,000,000.

        "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including (without duplication) (a) Capital Leases, (b) Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, and (c) liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

        "Debt for Borrowed Money" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, letters of credit (or applications for letters of credit) or other similar instruments, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, and, with respect to the Parent, the Borrower and its Subsidiaries, including any accrued but unpaid Earn-Out Liability, but excluding any unaccrued Earn-Out Liability, and (d) liabilities under Synthetic Leases. For purposes of this Agreement, the principal amount of Debt of a Person deemed to be outstanding under (a) Synthetic

Leases to which a Person is a party shall be the aggregate net present value (calculated at a discount rate of ten percent of the future Rental Obligations which will become due and payable by such Person over the remaining term of all Synthetic Leases) to which such Person is a party.

        "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

        "Default" means any event specified in Section 9.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

        "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder of, any partnership interest or shares of capital stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose), or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or capital stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose).

        "Earn-Out Liability" means, with respect to the Borrower and its Subsidiaries, any unsecured contingent liability of the Borrower or any Subsidiary of the Borrower incurred in connection with any Permitted Acquisition, which such contingent liability (a) constitutes a portion of the purchase price for the property acquired but is not an amount certain, (b) is only payable based on the performance of the acquired property and in an amount based only on the performance of the acquired property or (c) is not subject to any acceleration right.

        "EBITDA" means, for the Parent, the Borrower and its Subsidiaries, for any period of determination, the sum of (a) net income for such period, plus (b) amortization and depreciation for such period, plus (c) non-cash charges (minus extraordinary non-cash income) and other extraordinary items for such period to the extent not included in net income, plus (d) Interest Expense for such period, including Rental Obligations under Synthetic Leases (whether or not treated as Interest Expense), plus (e) General and Administrative Expense for such period which are reimbursable by ABRY pursuant to the terms of the Capital Contribution Agreement, plus (f) Income Tax Expense for the Parent, the Borrower and its Subsidiaries for such period, plus (g) an adjustment to net income for such period to account for the effect of treating all acquisitions completed in such period as if such acquisitions had been completed on the first day of such period, plus (h) an adjustment to net income for such period to record (i) an increase in revenue related to all new leases executed in the period as if such leases were effective as of the beginning of such period and (ii) a decrease in revenue related to all terminated or cancelled leases during the period as if such leases were terminated or cancelled as of the beginning of such period.

        "Eligible Assignee" means any Bank Affiliate and any (a) commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (b) savings and loan association or savings bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000, and not in receivership or conservatorship; (c) commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (d) central bank of any country which is a member of the Organization for Economic Cooperation and Development.

        "Environmental Claim" means any written notice by any Tribunal alleging liability for damage to the environment, or by any Person alleging liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by the Parent, the Borrower or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local, Laws.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

        "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower or any Obligor, or is under common control with Borrower or any Obligor, within the meaning of Section 414(c) of the Code, and the regulations and rulings issued thereunder.

        "ERISA Event" means (a) a reportable event, within the meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the withdrawal by the Parent, the Borrower, any Subsidiary of the Borrower, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA, (d) the failure by the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate to make a payment to a Plan required under
Section 302 of ERISA, (e) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (f) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

        "Estoppel and Attornment Language" means estoppel and attornment language substantially in the form of Exhibit O hereto, or such other language as may be approved in writing by Administrative Lender.

        "Event of Default" means any of the events specified in Section 9.01 of this Agreement, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

        "Excess Cash Flow" means, for any fiscal year of the Borrower, EBITDA for such year minus the sum of (a)Income Tax Expense for such year, plus (b) Fixed Charges for such year (excluding interest paid or payable, at the option of the Borrower, in-kind), plus (c) (without duplication) all voluntary principal prepayments on the Obligations pursuant to Section 2.04 hereof during such period, plus (d) all General and Administrative Expense paid during such period.

        "FAA" means the Federal Aviation Administration, or any governmental agency succeeding to the functions thereof.

        "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Lender from three federal funds brokers of recognized standing selected by it.

        "Fee Letter" means that certain Fee Letter, dated March 17, 1998, between the Borrower and the Administrative Lender, as such letter may be amended, modified, substituted, replaced, or increased from time to time, and such other fee letters as may be executed among the parties from time to time, as such letters may be amended, modified, substituted, replaced, or increased from time to time.

        "Fixed Charges" means, for any specified period for the Parent, the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) required or scheduled principal and interest payments with respect to Debt for Borrowed Money for such period, excluding until March 31, 2000 (x) required or scheduled principal payments with respect to seller notes executed by the Borrower in connection with Permitted Acquisitions to the extent permitted by Section 8.02 hereof and (y) accrued or paid Earn-Out Liabilities, plus (b) required or scheduled payments with respect to Capital Leases for such period, plus (c) cash distributions made by the Borrower and the Parent in accordance with the terms of Section 8.08(b)(iii) hereof during such period (without duplication), plus
(d) Capital Expenditures (other than those Capital Expenditures for Permitted Acquisitions) for such period.

        "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board and other changes in accounting methods permitted by generally accepted accounting principles.

        "General and Administrative Expense" means, for any respective period, Borrower's general and administrative expenses, as determined on a consolidated basis in accordance with GAAP.

        "Ground Lease" means those certain leases for real property or rooftops entered into or acquired by the Borrower or any Subsidiary of the Borrower, for the lease of real property (including rooftops) which constitute a Tower or upon which is located a Tower (or which will constitute a Tower or upon which will be located a Tower) for the purpose of maintaining Tenant Leases, including, without limitation, those Ground Leases described on Schedule 5.01(x) hereto.

        "Guarantors" means the Parent and each Subsidiary of the Borrower existing on the Closing Date or formed or acquired from time to time thereafter.

        "Guaranty" means a guaranty executed by any Person of the obligations of another Person, or any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any comfort letter, or take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

        "Hazardous Materials" means all materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R. ss. 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

        "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. ss. 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.

        "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, Administrative Agent is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, such Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Art. lH; or (b) either the annualized ceiling or quarterly ceiling computed pursuant to
 .008 of Art. 1D; provided, however, that at any time the indicated rate ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections
 .009(a) and .009(b) of said Art. lD shall control for purposes of such determination, as applicable.

        "Income Tax Expense" means the aggregate Taxes accrued by the Parent, the Borrower and its Subsidiaries for the relevant period of determination, plus any cash Distributions made by the Borrower for the purposes of satisfying any Tax liabilities in accordance with Section 8.08 hereof.

        "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

        "Interest Expense" means, for the Parent, the Borrower and its Subsidiaries on a consolidated basis, all interest expense and commitment fees incurred with respect to Total Debt whether accrued or paid, all fees or expenses with respect to letters of credit, bankers' acceptances or similar facilities, excluding interest actually paid-in-kind.

        "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date the Advance is made or continued as a LIBOR Advance and ending one, two, three or six months thereafter (as the Borrower shall select), provided, however, that:
--------  -------

               (a) the Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

               (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of
        --------  -------
        such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

        "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or similar interest rate protection agreement between the Borrower and any Lender.

        "Investment" means any acquisition of all or substantially all of the assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than (i) advances to employees for moving and travel expenses, (ii) drawing accounts, (iii) deposits and advances made to contractors, vendors and others in the ordinary course of business, (iv) earnest money deposits, good faith deposits and similar deposits made in connection with Permitted Acquisitions, and (v) similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

        "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

        "Lenders" means the lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 11.04 hereof or pursuant to an amendment to this Agreement, for so long as each is owed any portion of the Obligation or is obligated under any portion of the Available Commitment.

        "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of each Lender, branch or affiliate identified as such on Schedule 11.02 hereto, and (b) subsequently, such other office of each Lender, branch or affiliate as each Lender may designate to the Borrower and Administrative Lender as the office from which the Advances of each Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Advances and LIBOR Advances.

        "Letter of Credit Commitment" means an amount equal to the lesser of (a) $20,000,000 and (b) the remainder of the Available Commitment minus the sum of
(i) all outstanding Advances plus (ii) the aggregate face amount of all outstanding Letters of Credit plus (iii) reimbursement obligations under Article III hereof.

        "Letters of Credit" means the irrevocable standby letters of credit issued by Administrative Lender under and pursuant to Article III hereof, as each may be amended, modified, substituted, increased, replaced, renewed or extended from time to time.

        "LIBOR Advance" means an Advance bearing interest at the LIBOR Rate.

        "LIBOR Lending Office" means, with respect to each Lender, the office designated as its "LIBOR Lending Office" below its name on Schedule 11.02 hereto, or such other office of Lender or any of its affiliates hereafter designated by notice to the Borrower and Administrative Lender.

        "LIBOR Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) sum of the

Applicable Margin plus the LIBOR Rate Basis. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements under any Law, be subject to premiums assessed therefor by each Lender, which are payable directly to each Lender in an amount sufficient to compensate such Lender for any increased cost or reduced rate of return attributable to such reserve deposit requirements. Any calculation by a Lender of such increased cost or reduced rate of return which is in reasonable detail and submitted to Borrower shall, in the absence of manifest error, be presumptive evidence of the validity of such claim. Once determined for any LIBOR Advance, the LIBOR Rate shall remain unchanged during the applicable Interest Period.

        "LIBOR Rate Basis" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate Basis" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

        "License" means, as to the Parent, the Borrower, or any Subsidiary of the Borrower, any license, permit, consent, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Tribunal or third Person (including without limitation the FCC and the FAA) necessary for such Person to own, build, maintain, or operate its business or Property.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an (a) operating lease or (b) the true consignment of goods to the Borrower or any Subsidiary of the Borrower as consignee).

        "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted by or before any Tribunal or arbitrator, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

        "Loan Papers" means this Agreement, the Notes, the Security Agreements, Borrower Pledge Agreement, the Subsidiary Guaranties, the Parent Guaranty, the Capital Contribution Agreement, the Parent Pledge Agreement, the Fee Letter, financing statements, mortgages, deeds of trust, any Interest Rate Protection Agreement and related documents entered into by the Borrower with any Lender or Bank Affiliate, all Letters of Credit, all Applications and all other agreements between the Borrower, the Parent or any Subsidiary of the Borrower and the Administrative Lender related to any Letter of Credit, assignment of leases, other fee letters, Assignment and Acceptances, post-closing letters, and all other documents, instruments, agreements, or certificates executed or delivered from time to time by any Person in connection with this Agreement or as security for the Obligations hereunder, granting Collateral or otherwise, as each such agreement may be amended, modified, substituted, replaced or extended from time to time.

        "Majority Lenders" means any combination of Lenders having at least 66.67% of the aggregate amount of outstanding Advances hereunder, provided, however, that if no Advances are outstanding, such term means any combination of Lenders having Specified Percentages equal to at least 66.67%.

        "Material Adverse Change" means any circumstance or event that is or would reasonably be expected to (a) be material and adverse to the financial condition, business operations, prospects, or Properties of the Parent, the Borrower and its Subsidiaries on a consolidated basis, (b) materially and adversely affect the validity or enforceability of (i) any Note, (ii) this Agreement or (iii) any material Loan Paper or Loan Papers which in the aggregate are material, or (c) cause a Default or Event of Default.

        "Maturity Date" means December 31, 2005, or such earlier date on which the total amount of outstanding Obligations are due and payable (including, without limitation, whether by acceleration, scheduled reduction of the Available Commitment to zero or mandatory or voluntary commitment reduction of the Available Commitment to zero).

        "Maximum Amount" means the maximum amount of interest which, under Applicable Law, a Lender is permitted to charge on the Obligations.

        "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

        "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate and at least one Person other than the Borrower, any Subsidiary of the Borrower, and any ERISA Affiliate, or (b) was so maintained and in respect of which the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

        "Net Proceeds" means the gross cash proceeds received by the Parent, the Borrower or any Subsidiary of the Borrower in connection with or as a result of
(a) any asset sale not in the ordinary course of business, minus (so long as each of the following are estimated in good faith by the management of the Borrower and certified to the Lenders in reasonable detail by an Authorized Officer) (i) distributions to be made, if any, by the Borrower to the Parent and by the Parent to the Shareholders, each as permitted by Section 8.08 hereof, plus to the extent the Borrower or such Subsidiary has any actual Tax liability, actual Taxes payable with respect to such asset sale in an amount equal to the Tax liability of the Parent, the Borrower or any Subsidiary of the Borrower in respect of such sale (taking into account the distribution to the Parent and by the Parent to the Shareholders, and all Tax benefits of each of the parties),
(ii) reasonable and customary transaction costs payable by the Parent, the Borrower or any Subsidiary of the Borrower related to such sale and (iii) Debt secured by the assets sold that is immediately repaid as a consequence of such sale, and (b) any additional equity or permitted Debt for Borrowed Money, except such Debt for Borrowed Money that is specifically permitted to be incurred under the terms of Section 8.02 hereof, minus (so long as it is estimated in good faith by the management of the Borrower or such Subsidiary and certified to the Lenders in reasonable detail by an Authorized Officer), reasonable and customary transaction costs (including reasonable and customary broker's fees), payable by the Parent, the Borrower or any Subsidiary of the Borrower related to such transaction.

        "Non-Conforming Ground Leases" means those Ground Leases with respect to which any item required by Schedule 2.16 hereof or any provision set forth in the Estoppel and Attornment Language in substantially similar form to the Estoppel and Attornment Language is not delivered to the Administrative Lender in form and substance satisfactory to the Administrative Lender within (a) 90 days after the Closing Date, for all Ground Leases listed on Schedule 5.01(x) hereto, and (b) within 90 days after the date of any acquisition or creation of any Ground Lease for all Ground Leases not listed on Schedule 5.01(x); provided that, notwithstanding the foregoing or any other provision of this Agreement or the other Loan Papers, those certain ten subleases acquired in connection with the acquisition by the Borrower of WEO Tower, Inc., showing Nextel Communications as Sublessor, shall be excluded from this definition of "NonConforming Ground Leases" to the extent that each such sublease would be included solely because of paragraph 17 thereof.

        "Note" means each Note of the Borrower evidencing Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal or amendment thereof, or substitution therefor.

        "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each Obligor to Lenders and Administrative Lender arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Administrative Lender for the preparation of this Agreement and consummation of this credit facility, execution of waivers, amendments and consents, and in connection with the enforcement or the collection of all or any part thereof, and reasonable attorneys' fees incurred by the Lenders in connection with the enforcement or the collection of all or any part of the Obligations during the continuance of an Event of Default, in each case whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other Obligor and any other Person (other than Administrative Lender or Lenders) to Administrative Lender or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other Obligor or any other Person under any Debtor Relief Law).

        "Obligor" means (a) the Borrower, (b) the Parent, (c) each Subsidiary of the Borrower, (d) each other Person liable for performance of any of the Obligations and (e) each other Person the Property of which secures the performance of any of the Obligations. Notwithstanding the foregoing, ABRY shall not be considered an Obligor for purposes of Sections 9.01(g), (h), (k) and (l) hereof.

        "Operating Cash Flow" means, for the Borrower and its Subsidiaries on a consolidated basis for the most recently completed calendar month, the sum of
(a) pre-tax income or deficit, as the case may be (excluding extraordinary items and income from the sale of assets) for such month, plus (b) interest expense on Debt for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis for such month, plus (c) depreciation and amortization expense for such month, plus
(d) general and administrative expenses for such month.

        "Original Credit Agreement" has the meaning ascribed thereto in the preamble hereof.

        "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

        "Parent" means Pinnacle Holdings Inc., a Delaware corporation.

        "Parent Guaranty" means any Guaranty executed by the Parent guarantying payment and performance of the Obligations, substantially in the form of Exhibit L attached hereto, as such agreement may be amended, modified, renewed or extended from time to time.

        "Parent Pledge Agreement" means the Pledge Agreement executed by the Parent, granting a Lien on 100% of the Capital Stock of the Borrower owned by the Parent which such Capital Stock will constitute Pledged Stock securing the Obligations, substantially in the form of Exhibit M hereto, as such agreement may be amended, modified, renewed or extended from time to time.

        "Parent Senior Notes" means those certain 10% Senior Discount Notes due 2008 aggregating $325,000,000.00 amount in face value, unsecured, non cash interest bearing (payment in kind only) for the first five years and issued by the Parent pursuant to the Parent Senior Notes Documentation.

        "Parent Senior Notes Documentation" means that certain Indenture, dated March 20, 1998, between the Parent and The Bank of New York, as trustee, and all other written agreements and documentation relating to the Parent Senior Notes.

        "Permitted Acquisition" means (i) the development, construction or acquisition of towers or rooftop space, or (ii) acquisitions of 100% of the Capital Stock of any Person owning or leasing towers or rooftop space, or (iii) acquisitions of leasehold rights on Towers for the purpose of subleasing, in each case by the Borrower or any Subsidiary of the Borrower, which, after giving effect to the proposed acquisition and any equity investments and borrowings related thereto, would not cause a Default or Event of Default under Section 8.01(a) or 8.01(b) hereof or any other term or provision of this Agreement and the Loan Papers.

        "Permitted Liens" means, as applied to any Person:

        (a) any Lien in favor of the Lenders to secure the Obligations hereunder;

        (b) (i) Liens on real estate for real estate Taxes not yet delinquent,
(ii) Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for Taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

        (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

        (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

        (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

        (f) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Majority Lenders;

        (g) Any Liens existing on the Closing Date which are described on
Schedule 8.03 hereto, and Liens resulting from the refinancing of the related Debt for Borrowed Money, provided that the Debt for Borrowed Money secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower, the Parent or any such Subsidiary; and

        (h) Any Liens which secure the Debt for Borrowed Money permitted under
Section 8.02(e) hereof.

        "Person" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

        "Plan" means a Single Employer Plan or a Multiple Employer Plan.

        "Pledged Stock" means all of the Capital Stock of the Subsidiaries of the Borrower and all of the Capital Stock of the Borrower.

        "Primary Non-Conforming Tenant Leases" means those Tenant Leases which are oral and not subject to any written agreement, except those Tenant Leases that are Secondary NonConforming Tenant Leases.

        "Pro Forma Debt Service" means, on any date of determination, for the Parent, the Borrower and its Subsidiaries, the sum of (a) cash Interest Expense minus (without duplication) interest that is payable in-kind at the option of the Borrower, the Parent or any Subsidiary of the Borrower, plus (b) required or scheduled principal payments with respect to Debt for Borrowed Money, each for the four fiscal quarters immediately succeeding any date of determination, provided that, with respect to any Debt for Borrowed Money subject to a floating interest rate, the rate of interest on such Debt for Borrowed Money for the four fiscal quarters immediately succeeding any such date of determination shall be deemed to be the weighted average interest rate applicable to the Obligations on the date of calculation of Pro Forma Debt Service.

        "Prohibited Transaction" has the meaning specified in Section 4975 of the Code or Section 406 of Title I of ERISA.

        "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned or hereafter acquired in fee simple or leased by the Parent, the Borrower and its Subsidiaries, including for the Borrower and its Subsidiaries without limitation, the Tenant Leases.

        "Pro Rata" means, as to any Lender, in accordance with its percentage of the aggregate amount of outstanding Advances; provided, however, that if no Advances are outstanding, such term means in accordance with such Lender's Specified Percentage.

        "Qualified REIT Subsidiaries" means the Borrower and any Subsidiary of the Borrower, so long as such entity meets the qualifications set forth in
Section 856(i)(2) of the Code.

        "Quarterly Date" means the last day of each March, June, September and December during the term of this Agreement.

        "Ratable" means, as to any Lender, in accordance with its Specified Percentage.

        "Refinancing Advance" means any Advance which is used to pay the principal amount (or any portion thereof) of an Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

        "REIT Status" means, with respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Sections 856(b) and 856(c) of the Code.

        "Release Date" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Available Commitment has been terminated.

        "Rental Obligations" means amounts payable by a lessee under a lease including, without limitation, amounts payable under any renewal or purchase option in favor of the lessee which, if not paid, will result in a material forfeiture of rights, interest or property available to such lessee (i.e. a forfeiture of rights, interest or property with a fair market value materially greater than the cost of exercising such renewal or purchase option.)

        "Restricted Payments" means (a) any direct or indirect Distribution, dividend or other payment on account of any equity interest in, or shares of capital stock or other securities of, the Borrower or the Parent (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto); (b) any management, consulting or other similar fees, or any interest thereon, payable by the Parent, the Borrower or any of its Subsidiaries to any Affiliate of the Parent, the Borrower, or to any other Person other than an unrelated third party (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto); and (c) any cash payment of interest, principal, fees or penalties, on any Subordinated Debt, or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto.

        "Rights" means rights, remedies, powers, and privileges.

        "Secondary Non-Conforming Tenant Leases" means, on any date of determination, each such Tenant Lease (a) which is oral and not subject to any written agreement, or (b) with respect to which any Lien of the Administrative Lender or any foreclosure and/or operation of the Tower on which such Tenant Lease is located by the Lenders is prohibited, unenforceable or null and void, whether by contractual provision, operation of law or otherwise, or (c) which has any provision preventing, hindering or prohibiting the Administrative Lender from directly receiving the rents, receivables or other Tenant Lease Revenues from the lessee (or which is prevented, hindered or prohibited by the operation of Law), provided that no Tenant Lease shall be a Secondary Non-Conforming Tenant Lease unless (A) the Borrower is at all times diligently and in good faith pursuing either a written agreement or eliminating the problems described in (b) or (c) above (a "Curing

Action") with respect to such Tenant Lease, (B) negotiations regarding such Curing Action have not been terminated and are proceeding toward consummation,
(C) the lessee under each such Tenant Lease is current under its monetary obligations to the Borrower in accordance with past and current practice generally, (D) the FCC database regarding such Tenant Lease shows (I) that the lessee under such Tenant Lease has been licensed to use the applicable Tower and
(II) does not indicate that the lessee has filed for approval to remove or transfer from such Tower, (E) the Borrower is not aware and has not received notice that any such lessee is moving from the Tower within the next six months, and (F) such Curing Action with respect to such Tenant Lease shall have been consummated within (x) six months after the Closing Date, for each Tenant Lease listed on Schedule 5.01(w) hereto, and (y) within six months after the date of any acquisition or creation of any Tenant Lease for each Tenant Lease not listed
Schedule 5.01(w) hereto, provided that, if the Borrower can demonstrate to the satisfaction of the Administrative Lender that any Curing Action with respect to any Tenant Lease is still probable after the expiration of the six month period, any such Tenant Lease will be included in the definition of Secondary Non-Conforming Tenant Lease for an additional six month period.

        "Security Agreements" means (a) the Security Agreement, duly executed by the Borrower and Parent in substantially the form of Exhibit B hereto, appropriately completed, and (b) each Security Agreement, duly executed by each of the Borrower's Subsidiaries, in substantially the form of Exhibit H hereto, appropriately completed, in each case as amended, modified, substituted, replaced or extended from time to time.

        "Senior Debt" means, on any date of determination, the difference between Total Debt minus Debt of the Parent included in the definition of Total Debt.

        "Senior Leverage Ratio" means the ratio, at the end of the accounting period with respect to which such determination is made, of (a) the remainder of Senior Debt of the Borrower and its Subsidiaries (exclusive of Debt owed to each other), minus the sum of Subordinated Debt outstanding which is (i) permitted to be incurred under Sections 8.02(h) hereof and (ii) (without duplication) owed to ABRY, to (b) Annualized EBITDA, provided that, the calculation of the Senior Leverage Ratio shall exclude revenues or charges attributable to Properties of the Borrower and its Subsidiaries sold during the calculation period as if such sale occurred on the first day of such period and shall include revenues and charges attributable to Properties of the Borrower and its Subsidiaries purchased during such period as if such purchase occurred on the first day of such period.

        "Shareholder" or "Shareholders" means, on any date of determination, the shareholders of the Parent.

        "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan of the Borrower.

        "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without limitation Contingent Liabilities of such Person,
(b) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

        "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, or such other individual or firm acting as special counsel to Administrative Lender, as designated by Administrative Lender from time to time.

        "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or as adjusted or specified (i) in accordance with Section 2.18 hereof, (ii) in any Assignment and Acceptance or
(iii) in any amendment to this Agreement.

        "Stockholders Agreement" has the meaning ascribed thereto in Section 8.08(b)(vi) hereof.

        "Subordinated Debt" means Debt for Borrowed Money of the Borrower, any Subsidiary of the Borrower or the Parent, that is subordinated to the Obligations hereunder in accordance with the terms and provisions of the Subordination Agreement substantially in the form of Exhibit I attached hereto.

        "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) 50% or more of:

               (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

               (b) the interest in the capital or profits of such partnership or joint venture, or

               (c) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

        "Subsidiary Guaranty" means the Guaranty, executed by each Subsidiary of the Borrower, guarantying payment and performance of the Obligations, substantially in the form of Exhibit G attached hereto, as such agreement may be amended, modified, renewed or extended from time to time.

        "SuperMajority Lenders" means any combination of Lenders having at least 73% of the aggregate amount of outstanding Advances hereunder, provided, however, that if no Advances are outstanding, such term means any combination of Lenders having Specified Percentages equal to at least 73%.

        "Synthetic Lease" means any lease entered into in connection with the lease or acquisition of fixed assets which is treated under GAAP as an operating lease but for Tax purposes as a capital lease.

        "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

        "Tenant Lease Revenue" means, with respect to each Tenant Lease for the most recently completed calendar month, all revenues generated by such Tenant Lease for such month.

        "Tenant Leases" means each of the leases of space on any Tower of the Borrower or any Subsidiary of the Borrower now existing or hereafter created or acquired, including, without limitation, those leases listed on Schedule 5.01(w) hereto.

        "Total Debt" means all Debt for Borrowed Money of the Borrower, the Parent and any Subsidiary of the Borrower which would be shown on a balance sheet in accordance with GAAP, including, without limitation, (a) Capital Lease obligations, (b) obligations to pay the deferred purchase price of property and services (but excluding trade payables that are less than 90 days old and any thereof that are being contested in good faith), (c) Debt of any other Person secured by a Lien on the property of the Borrower and the Parent or any Subsidiary of the Borrower and the Parent, (d) Contingent Liabilities, and (e) Withdrawal Liability.

        "Total Leverage Ratio" means the ratio, at the end of the accounting period with respect to which such determination is made, of (a) the remainder of Total Debt of the Parent, the Borrower and its Subsidiaries (exclusive of Debt owed to each other), minus the sum of Subordinated Debt outstanding which is (i) permitted to be incurred under Section 8.02(h) hereof and (ii) (without duplication) owed to ABRY, to (b) Annualized EBITDA, provided that, the calculation of the Total Leverage Ratio shall exclude revenues or charges attributable to Properties of the Borrower and its

Subsidiaries sold during the calculation period as if such sale occurred on the first day of such period and shall include revenues and charges attributable to Properties of the Borrower and its Subsidiaries purchased during such period as if such purchase occurred on the first day of such period.

        "Tower" means each tower owned or managed by the Borrower or any Subsidiary of the Borrower, and each rooftop or other site owned or managed by the Borrower or any Subsidiary of the Borrower in the ordinary course of business.

        "Tower Cash Flow" means, with respect to each Tower for the most recently completed calendar month, the remainder of (a) the aggregate amount of all Tenant Lease Revenues generated by all Tenant Leases relating to such Tower for such month, plus (b) all newly executed leases as if such leases were effective as of the beginning of such calendar month minus (c) Tower level cash operating expenses for such Tower for such month.

        "Tower Construction Advances" means those Advances used by the Borrower solely for the construction, refurbishment or development of Towers and designated as a Tower Construction Advance in the monthly certification required by Section 7.07(a) hereof, in an aggregate amount outstanding on any date of determination not to exceed the amount permitted by Section 8.01(f) hereof. Notwithstanding anything herein to the contrary (a) no Advance may be a Tower Construction Advance if twelve consecutive months have passed after the date such Tower Construction Advance was made or designated as a Tower Construction Advance, and (b) any particular Advance designated as a Tower Construction Advance may only be designated once as a Tower Construction Advance.

        "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

        "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

        "UCC" means the Uniform Commercial Code as adopted in the State of Texas on the Closing Date.

        "Unavailable Commitment" means (a) prior to March 31, 2000, $100,000,000 (as such amount may be reduced from time to time as a result of the reallocation of any portion of the Unavailable Commitment to the Available Commitment in accordance with the terms of Section 2.18 hereof), and (b) on and after March 31, 2000, $0.00.

        "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

        1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Parent, the Borrower and its Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, (a) definitions imparting the singular shall include the plural and vice versa and (b) all references to time are deemed to refer to Dallas time.

                  ARTICLE II.  AMOUNTS AND TERMS OF ADVANCES

        2.01. The Advances. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Advances to the Borrower on a Business Day during the period from the Closing Date to the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the Available Commitment. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Advances; provided, however, that at no time shall the sum of (a) all outstanding Advances plus (b) the face amount of all outstanding Letters of Credit plus (c) reimbursement obligations under Article III hereof, ever exceed the Available Commitment.

        2.02.  Making Advances.

        (a) Each Borrowing of Advances shall be made upon the written notice of the Borrower, received by Administrative Lender not later than (i) 10:00 a.m. three Business Days prior to the date of the proposed Borrowing, in the case of LIBOR Advances and (ii) 10:00 a.m. on the date of such Borrowing, in the case of Base Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy or telephone, promptly confirmed by letter, in substantially the form of Exhibit D hereto specifying therein:

                    (i) the date of such proposed Borrowing, which shall be a Business Day;

                   (ii) the Type of Advances of which the Borrowing is to be comprised;

                  (iii) the amount of such proposed Borrowing which, (A) in the case of Advances, shall not exceed the unused portion of the Available Commitment, (B) shall, in the case of a Borrowing of Base Advances, be in an amount of not less than $100,000 or an integral multiple of $50,000 in excess thereof (or any lesser amount if such amount is the remaining undrawn portion under the Available Commitment) and (C) shall, in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof; and

                   (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

        If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be three months. Administrative Lender shall promptly notify Lenders of each such notice. Each Lender shall, before 1:00 p.m. on the date of each Advance hereunder (other than a Refinancing Advance), make available to Administrative Lender, at its office at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, such Lender's Specified Percentage of the aggregate Advances to be made on that day in immediately available funds.

        (b) Unless any applicable condition specified in Article IV has not been satisfied, Administrative Lender will make the funds promptly available to the Borrower (other than with respect to a Refinancing Advance) by wiring such amounts pursuant to any wiring instructions specified by the Borrower to the Administrative Lender in writing.

        (c) After giving effect to any Borrowing, (i) there shall not be more than five different Interest Periods in effect and (ii) the aggregate principal amount of outstanding Advances, Letters of Credit, and reimbursement obligations under Article III hereof shall not exceed the Available Commitment.

        (d) No Interest Period applicable to any Advance shall extend beyond the Maturity Date.

        (e) Unless a Lender shall have notified Administrative Lender prior to the date of any Advance that it will not make available its Specified Percentage of any Advance, Administrative Lender may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a) hereof, and Administrative Lender may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Lender, such Lender and the Borrower severally agree to repay to Administrative Lender immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Lender, at (i) in the case of the Borrower, the Base Rate, and
(ii) in the case of such Lender, the Federal Funds Rate.

        (f) The failure by any Lender to make available its Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

        (g) The Borrower shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for the Advance, the conditions to the Advance set forth herein or (ii) the Borrower's requesting that an Advance not be made on the date specified in the Borrowing Notice.

        2.03.  Evidence of Debt for Borrowed Money.

        (a) The Advances made by each Lender shall be evidenced by a Note in the amount of such Lender's Specified Percentage of the Available Commitment in effect on the Closing Date (as the same may be modified pursuant to Section
11.04 hereof).

        (b) Administrative Lender's and each Lender's records shall be presumptive evidence as to amounts owed Administrative Lender and such Lender under the Notes and this Agreement.

        2.04.  Optional Prepayments.

        (a) The Borrower may, upon at least two Business Days prior written notice to Administrative Lender stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a Base Advance, the notice of prepayment may be given by telephone by 10:00 a.m. on the date of prepayment. Each partial prepayment shall, in the case of Base Advances, be in an aggregate principal amount of not less than $100,000 or a larger integral multiple of $50,000 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Section 2.12 and Section 2.14 hereof, shall be due and payable on the date specified in such notice unless the Borrower revokes its notice, provided that, if the Borrower revokes its notice of prepayment prior to such date specified, the Borrower shall reimburse the Administrative Lender for the account of all Lenders for all Consequential Losses suffered by each Lender as a result of the Borrower's failure to prepay. A certificate of each Lender claiming compensation under this
Section 2.04(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim.

        (b) No prepayments of Advances made solely pursuant to this Section 2.04 shall cause the Available Commitment to be reduced.

        2.05.  Mandatory Prepayments.

        (a) Excess Cash Flow. Within 130 days after the end of each fiscal year of Borrower ending on or after March 31, 2000, the Borrower shall pay to Administrative Lender for the Ratable account of Lenders an amount equal to (i) 50% of Excess Cash Flow for the preceding fiscal year if the Senior Leverage Ratio calculated at the end of the same period is less than 4.00 to 1.00, or (b) 75% of Excess Cash Flow for the preceding fiscal year if the Senior Leverage Ratio calculated at the end of the same period is greater than or equal to 4.00 to 1.00. All prepayments made pursuant to this Section 2.05(a) shall be applied to reduce outstanding Advances (which amounts shall also reduce the Available Commitment in accordance with the terms of Section 2.11(c)(iv) hereof). Notwithstanding anything herein to the contrary, no Advance constituting a Tower Construction Advance will be included in the Senior Debt calculation to determine the Senior Leverage Ratio in order to determine compliance with this
Section 2.05(a), but only so long as (A) such Advance remains a Tower Construction Advance, and (B) there is not included in the calculation of EBITDA for the purposes of this Section 2.05(a) only, revenue attributable to any new Tower being constructed with the proceeds of any such Tower Construction Advance for so long as any such Tower Construction Advance remains designated as a Tower Construction Advance, it being understood by the parties hereto that, notwithstanding the use of Tower Construction Advances to refurbish or replace any existing Tower, revenue attributable to such refurbished or replacement Tower may not be included in the calculation of EBITDA in order to determine the Senior Leverage Ratio in order to determine compliance with this Section 2.05(a).

        (b) Additional Equity and Allowed Debt. To the extent that the Borrower or any of its Subsidiaries issues any public or private indebtedness (except that permitted to be incurred under Section 8.02 hereof) or equity securities (except debt and equity described in Section 8.02(c) hereof or pursuant to the Capital Contribution Agreement) (this provision shall not in and of itself permit the Borrower to consummate any of the above described transactions), then, unless the Net Proceeds therefrom are used, within 180 days thereafter, for Permitted Acquisitions or for Capital Expenditures relating to Towers, the Borrower and its Subsidiaries shall immediately after the expiration of such 180-day period use the Net Proceeds of any such transaction to repay Advances hereunder. All prepayments made pursuant to this Section 2.05(b) shall be applied to reduce outstanding Advances, and shall, after March 31, 2000, reduce the Available Commitment in accordance with the terms of Section 2.11(c)(v) hereof. Upon the occurrence of a "Change of Control" as that term is defined in the Parent Senior Notes Documentation, the Borrower will repay all Advances and Obligations hereunder (and the Available Commitment shall correspondingly reduce to zero in accordance with the terms of Section 2.11(c)(vii) hereof).

        (c) Asset Sales. To the extent that the Borrower or any of its Subsidiaries consummates any sale of any asset or any of its Properties other than in the ordinary course of business, then unless the Net Proceeds therefrom are used, within 180 days thereafter, for Permitted Acquisitions or for Capital Expenditures relating to Towers, the Borrower and its Subsidiaries shall immediately after the expiration of the 180-day period use the Net Proceeds of any such transaction to repay Advances hereunder. All prepayments made pursuant to this Section 2.05(c) shall be applied to reduce outstanding Advances and, if such payment is made after March 31, 2000, such prepayment shall also reduce the Available Commitment in accordance with the terms of Section 2.11(c)(vi) hereof.

        (d) Mandatory Prepayments, Generally. Any prepayments made pursuant to this Section 2.05 shall be first applied to Base Advances and then to LIBOR Advances, without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses.

        2.06.  Repayment.

        (a) LIBOR Advances. The principal amount of each LIBOR Advance is due and payable on the last day of the applicable Interest Period, which principal payment may be made by means of a Refinancing Advance (subject to the other provisions of this Agreement).

        (b) Available Commitment Reduction. On the date of each reduction of the Available Commitment pursuant to Section 2.11 hereof, the Borrower shall immediately repay the Obligations in an amount equal to the difference by which the sum of (i) the amount of all Advances outstanding on the date of reduction plus (ii) the outstanding face amount of Letters of Credit outstanding on such date plus (iii) the amount of reimbursement obligations under Article III hereof on such date, exceeds the Available Commitment as reduced, which principal payment may not be made by means of a Refinancing Advance.

        (c) Maturity Date. All outstanding Obligations shall be due and payable in full on the Maturity Date.

        (d) Repayments, Generally. Any repayments made pursuant to this Section
2.06 shall be first applied to Base Advances and then to LIBOR Advances in the order of maturity, without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses.

        2.07. Interest. Subject to Section 2.08 and Section 11.08 hereof, the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates per annum:

               (a) Base Advances. Base Advances shall bear interest at a rate per annum equal to the Base Rate as in effect from time to time. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate and the amount of interest payable in respect of any subsequent interest computation period would be less than Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to this sentence.

               (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance.

               (c) Payment Dates. Accrued and unpaid interest on Base Advances shall be paid quarterly in arrears on each Quarterly Date and on the Maturity Date. Accrued and unpaid interest in respect of each LIBOR Advance shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period.

        2.08. Default Interest. During the continuation of any Event of Default, the Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder at a per annum rate equal to the lesser of the (a) the Highest Lawful Rate and (b) (i) to the extent any such Advance outstanding at such time is bearing interest at the LIBOR Rate, then the applicable LIBOR Rate plus 3.00% to the end of its Interest Period, and
(ii) for all other outstanding Advances, the Base Rate plus 2%. LIBOR Advances shall not be available for selection by the Borrower during the continuance of an Event of Default.

        2.09.  Continuation and Conversion Elections.

        (a) The Borrower may upon irrevocable written notice to Administrative Lender and subject to the terms of this Agreement:

                    (i) elect to convert, on any Business Day, all or any portion of outstanding Base Advances (in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof) into LIBOR Advances; or

                   (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR

        Advances comprised in the same Borrowing (in an aggregate amount not less than $100,000 or an integral multiple of $50,000 in excess thereof) into Base Advances; or

                  (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

        provided, however, that if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $500,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Advances at the end of each respective Interest Period.

        (b) The Borrower shall deliver a notice of conversion or continuation (a "Conversion or Continuation Notice"), in substantially the form of Exhibit E hereto, to Administrative Lender not later than 10:00 a.m. (i) three Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as LIBOR Advances; and (ii) on the Business Day of the proposed conversion, if the Advances or any portion thereof are to be converted into Base Advances.

        Each such Conversion or Continuation Notice shall be by telecopy or telephone, promptly confirmed by letter, specifying therein:

                    (i)  the proposed date of conversion or continuation;

                   (ii) the aggregate amount of Advances to be converted or continued;

                  (iii)  the nature of the proposed conversion or continuation;
        and

                   (iv) the duration of the applicable Interest Period.

        (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Advances effective as of the expiration date of such current Interest Period.

        (d) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than five different Interest Periods.

        2.10.  Fees.

        (a) Facility Fee. Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Lender for the account of each of the Lenders an origination and facility fee as set forth in the Fee Letter between Administrative Lender and the Borrower.

        (b) Commitment Fee. Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Lender for the Ratable account of Lenders a commitment fee on the average daily amount of the difference between (i) the Available Commitment and (ii) the sum of all Advances outstanding and the face amount of all outstanding Letters of Credit, at a per annum rate equal to (A) if the Total Leverage Ratio (as determined in the most recently delivered Compliance Certificate in accordance with the terms of Section 7.03 hereof) is greater than or equal to 6.50 to 1.00, 0.500%, (B) if the Total Leverage Ratio (as determined in the most recently delivered Compliance Certificate in accordance with the terms of Section 7.03 hereof) is less than 6.50 to 1.00 but greater than or equal to 4.50 to 1.00, 0.375% per annum, and (C) if the Total Leverage Ratio (as determined in the most recently delivered Compliance Certificate in accordance with the terms of Section 7.03 hereof) is less than 4.50 to 1.00, 0.250% per annum, payable in each case in arrears on each Quarterly Date and on the Maturity Date, commencing with the first Quarterly Date after the Closing Date, and continuing until the Maturity Date.

        2.11.  Reduction of Available Commitment.

        (a) Mandatory Termination of the Available Commitment. The Available Commitment shall reduce to zero and terminate on the Maturity Date.

        (b) Mandatory Scheduled Reduction of the Available Commitment. After March 31, 2000, the Available Commitment shall automatically reduce on each Quarterly Date, in a reduction amount on each such date equal to the percentage set forth below of the Available Commitment in effect on March 31, 2000 opposite each such Quarterly Date, until the Available Commitment has been reduced to zero. The first such automatic reduction in the Available Commitment shall occur on the first Quarterly Date after March 31, 2000, and continue thereafter as follows:

                      REDUCTION PERCENTAGE is equal to the

                           Percentage of the Available

Date of Automatic Reduction                       Commitment in effect on
of the Available Commitment                        March 31, 2000
---------------------------                        --------------

June 30, 2000                                            3.33%
September 30, 2000                                       3.33%
December 31, 2000                                        3.34%

March 31, 2001                                           3.75%
June 30, 2001                                            3.75%
September 30, 2001                                       3.75%
December 31, 2001                                        3.75%
March 31, 2002                                           5.00%
June 30, 2002                                            5.00%
September 30, 2002                                       5.00%
December 31, 2002                                        5.00%
March 31, 2003                                           5.00%
June 30, 2003                                            5.00%
September 30, 2003                                       5.00%
December 31, 2003                                        5.00%
March 31, 2004                                           5.00%
June 30, 2004                                            5.00%
September  30, 2004                                      5.00%
December 31, 2004                                        5.00%
March 31, 2005                                           3.75%
June 30, 2005                                            3.75%
September  30, 2005                                      3.75%
December 31, 2005                                        3.75%

        (c) Reduction of the Available Commitment. The Available Commitment shall be permanently reduced from time to time:

        (i) as set forth, and in accordance with, the terms of Section 8.01(a) hereof,

        (ii) as set forth, and in accordance with, the terms of Section 8.01(b) hereof,

        (iii) as set forth, and in accordance with, the terms of the Capital Contribution Agreement,

        (iv) on the date of, and by the amount of, each Excess Cash Flow mandatory prepayment required by Section 2.05(a) hereof,

        (v) on the date of, and by the amount of, each mandatory prepayment made after March 31, 2000 from the issuance of equity or debt, in each case only as required to be prepaid by Section 2.05(b) hereof,

        (vi) on the date of, and by the amount of, each mandatory prepayment made after March 31, 2000 from the sale of assets, in each case only as required to be prepaid by Section 2.05(c) hereof, and

        (vii) on the date of any occurrence of a "Change of Control" as that term is defined in the Parent Senior Notes Documentation, the Available Commitment will automatically be reduced to zero and terminate.

        No reduction in the Available Commitment set forth in 2.11(c) above shall reduce or relieve the automatic scheduled reduction of the Available Commitment required by Section 2.11(b) above.

        (d) Voluntary Available Commitment Reductions. The Borrower may from time to time, upon notice to Administrative Lender not later than 1:00 p.m., five Business Days in advance, terminate in whole or reduce in part the Available Commitment, as designated by the Borrower; provided, however, that the Borrower shall pay the accrued interest and the applicable Commitment Fee on the amount of such reduction and all amounts due, and any partial reduction shall be in an aggregate amount which is an integral multiple of $1,000,000. No voluntary reduction in the Available Commitment permitted by this Section 2.11(d) shall reduce or relieve the automatic scheduled reduction of the Available Commitment required by Section 2.11(b) above.

        (e) Available Commitment Reductions, Generally. No prepayment under
Section 2.04 hereof, required prepayment under Section 2.05 hereof or commitment reductions under Sections 2.11(c) and (d) above shall reduce or relieve the scheduled reduction required by Section 2.11(b) above. To the extent outstanding Advances exceed the applicable Available Commitment after any reduction thereof, the Borrower shall repay, on the date of such reduction, any such excess amount and all accrued interest thereon, the applicable Commitment Fee on the amount of such reduction and all amounts due. Once reduced or terminated, the Available Commitment may not be increased or reinstated, except in accordance with Section
2.18 hereof.

        2.12. Funding Losses. The Borrower may prepay the outstanding principal balance of any Advance, in full at any time or in part from time to time in accordance with the terms of Section 2.04 hereof, provided, that as a condition precedent to the Borrower's right to make, and any Lender's obligation to accept, any such prepayment, each such prepayment shall be in the amount of 100% of the principal amount to be prepaid, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Lender and Lenders under the Loan Papers on or before the prepayment date but have not been paid, plus (subject to Section 11.08 hereof) any Consequential Loss.

        The Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

        2.13.  Computations and Manner of Payments.

        (a) The Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds to Administrative Lender, for the Ratable account of Lenders unless otherwise specifically provided herein, at

Administrative Lender's office at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, for further credit to the account of Pinnacle Towers Inc. No later than the end of each day when each payment hereunder is made, the Borrower shall notify Ms. Linda Brown (214) 508-3044, or such other Person as Administrative Lender may from time to time specify.

        (b) Unless Administrative Lender shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Lender may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Lender forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender.

        (c) Subject to Section 11.08 hereof, interest on LIBOR Advances under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 11.08 hereof, interest on Base Advances, the Commitment Fee and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as applicable. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fee is payable. Each determination by Administrative Lender or a Lender of an interest rate, fee or commission hereunder shall be presumptive evidence of the validity of such claim. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

        (d) Whenever any payment to be made hereunder or under any other Loan Papers shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, if applicable; provided, however, if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually obtain funds for any Advance at any particular index or reference rate.

        2.14.  Yield Protection; Changed Circumstances.

        (a) If any Lender determines that either (i) the adoption, after the date hereof, of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or
(ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.14(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this
Section 2.14(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be presumptive evidence of the validity of such claim. Each Lender shall use reasonable efforts to mitigate the effect upon the Borrower of any such increased costs payable to such Lender under this Section 2.14(a).

        (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance, or imposes on any Lender any other condition affecting a Letter of Credit; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Letter of Credit, LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes, the Letters of Credit or reimbursement obligations by an amount deemed by such

Lender, to be material, then, within five days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will
(i) notify the Borrower of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.14(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances, of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.14(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this Section 2.14(b), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided, however, that the Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

        (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to issue or maintain Letters of Credit, make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Advance, (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Lender and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and (iii) the obligation of such Lender to make or maintain Letters of Credit shall be suspended until such Lender notifies Administrative Lender and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

        (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

        (e) If any Lender notifies Administrative Lender that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Lender shall promptly so notify the Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Lender that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Lender notifies the Borrower of such fact.

        (f) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.14 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.14.

        (g) The obligations of the Borrower under this Section 2.14 shall survive any termination of this Agreement, provided that, in no event shall the Borrower be required to make a payment under this Section 2.14 with respect to any event of which the Lender making such claim had knowledge more than twelve months prior to demand for such payment.

        (h) Determinations by Lenders for purposes of this Section 2.14 shall be presumptively correct. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.14 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

        (i) Notwithstanding any other provision of this Agreement, no Lender not organized under the Laws of the United States or any State (or which has a Bank Affiliate not organized under the Laws of the United States or any State) shall be entitled to compensation pursuant to this Section 2.14 with respect to any amount which would otherwise be due under this Section 2.14 but which is the result of an act of a Tribunal of the country in which such Lender or Bank Affiliate is organized.

        2.15. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower shall use such proceeds) solely (a) on the Closing Date, to refinance existing indebtedness of the Borrower, (b) for Permitted Acquisitions,
(c) for Capital Expenditures permitted under the terms of this Agreement, (d) for working capital and (e) for other lawful corporate purposes.

        2.16.  Collateral and Collateral Call.

        (a) Collateral. Payment of the Obligations will be secured by (i) a first perfected security interest in 100% of the Capital Stock of the Subsidiaries of the Borrower and 100% of the Capital Stock of the Borrower, (ii) subject to Permitted Liens and Section 6.15 hereof, a first perfected security interest in all of the existing and future accounts (including without limitation, the Tenant Leases), equipment, inventory and general intangibles (including all existing and future Tenant Leases, and excluding any Interest Rate Protection Agreement to which any Lender is a party, motor vehicles, bank accounts, intellectual property and chattel paper) of the Borrower and its Subsidiaries, (iii) Guaranties of the Obligations by each Guarantor, (iv) in accordance with Section 6.15 hereof, deeds of trust and/or mortgages on all real property owned by the Borrower and each Subsidiary of the Borrower and (v) in accordance with Section 6.15 hereof, leasehold deeds of trust and/or mortgages on Borrower's leasehold interest under each Ground Lease (collectively, together with all other Properties or assets of the Borrower, Subsidiaries and other Persons securing the Obligations from time to time, the "Collateral"). The Borrower agrees that it will, and will cause its Subsidiaries and the Parent to, execute and deliver, or cause to be executed and delivered, such documents as the Administrative Lender may from time to time reasonably request to create and perfect a first Lien for the benefit of the Administrative Lender and the Lenders in the Collateral.

        (b) Collateral Call. The Borrower agrees: (i) upon the creation, formation or acquisition of any direct or indirect Subsidiary of the Borrower, to immediately pledge 100% of the Capital Stock of any such Subsidiary to secure the Obligations, pursuant to a pledge agreement substantially in the form of Exhibit J hereto, and to promptly deliver to the Administrative Lender all certificates or other documentation evidencing 100% of such Capital Stock and, if such Capital Stock is stock of a corporation, together with stock powers executed in blank and (ii) to, and agrees to cause the Subsidiaries of the Borrower to, grant the Administrative Lender and the Lenders from time to time at the request of the Lenders a Lien on any of the Property of the Borrower or any Subsidiary of the Borrower that is not already subject to a perfected Lien, excluding all real estate. The Borrower shall comply with Section 6.15(d) hereof with respect to all owned or acquired real estate by the Borrower or any Subsidiary from time to time. The Borrower shall, and shall cause the Subsidiaries of the Borrower to, provide for the benefit of Administrative Lender and Lenders securing the Obligations in any other Property of the Borrower and its Subsidiaries, all items to fully effect the foregoing, including, without limitation, providing the Administrative Lender with UCC-1's, new security agreements, appraisals, hazard insurance, UCC-11 searches, Tax and Lien searches, intellectual property documentation and registration and other similar types of documents, consents, authorizations, Licenses, instruments and agreements relating to all Property of the Borrower and its Subsidiaries as reasonably requested by the Administrative Lender from time to time.

        2.17. Replacement of a Lender. If any Lender has requested compensation or reimbursement in accordance with the terms of Section 2.14 hereof or in accordance with the terms of Section 11.07 hereof and (a) such request is not the result of any uniform changes in the statutes or regulations for capital adequacy, (b) there exists no Default or Event of Default hereunder, and (c) the Borrower and such Lender are unable to reach a written agreement regarding such request within 30 days following written notice by such Lender to the Borrower and the Administrative Lender of such request, then after the expiration of 30 days following the delivery of the notice under Section 2.14 or Section 11.07 hereof, the Borrower may replace such Lender in whole with another Eligible Assignee reasonably acceptable to Administrative Lender pursuant to an Assignment and Acceptance and in accordance with Section 11.04 hereof. Until such time as any Lender is replaced by the Borrower, the Borrower shall reimburse or compensate such Lender in accordance with the terms of Section 2.14 hereof and Section 11.07 hereof.

        2.18.  Conditions Precedent to the Increase of the Available Commitment.

        Prior to March 31, 2000, upon written request by the Borrower to Administrative Lender and other existing Lenders of its choice twenty Business Days prior to the proposed effective date of the proposed increase, the Available Commitment shall, subject to the further terms and conditions set forth below, increase to a maximum of $250,000,000 in the manner set forth below:

             (a) On any date of proposed increase, the representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date, except to the extent expressly made only as of a prior date; and

             (b) On any date of proposed increase, no Default or Event of Default shall exist on any such date, and no Default or Event of Default would result from the such increase in the Available Commitment and the subsequent Advance to the Borrower up to the amount of the Available Commitment; and

             (c) On any date of proposed increase, there shall have occurred no material adverse change in the Borrower's business, assets or financial condition since December 31, 1997; and

             (d) On any date of proposed increase, the sum of (i) all Advances outstanding (after giving effect to any proposed Advance to be made on such date, plus (ii) the aggregate face amount of all outstanding Letters of Credit (after giving effect to any proposed Letter of Credit to be made on such date), plus (iii) (without duplication) the sum of all reimbursement obligations with respect to all outstanding Letters of Credit, shall not exceed the Available Commitment; and

             (e) The proposed increase shall occur prior to March 31, 2000 and the Available Commitment as increased shall not be in excess of the sum of the Available Commitment prior to such increase plus the Unavailable Commitment prior to such increase; and

             (f) Upon satisfaction of each of the conditions precedent in this
        Section 2.18, the Borrower shall be entitled to increase the Available Commitment not more than five times, in an aggregate amount for both such increases not to exceed the Unavailable Commitment . Each Lender specified by the Borrower shall have received not less than twenty days' prior written notice from the Borrower requesting such Available Commitment increase. Each such Lender electing to participate in such Available Commitment increase shall commit to an amount not less than $5,000,000, but shall accept any allocation amount designated by the Borrower and the Administrative Lender that is equal to or less than its proposed portion of the Available Commitment increase; and

             (g) Notwithstanding anything herein or in any other Loan Paper to the contrary, (i) the Borrower is not obligated to notify each Lender of, or to allocate to any existing Lender any portion of, the proposed increase, and the Borrower and the Administrative Lender may agree to add other creditors in connection with any such proposed increase. Each existing Lender agrees and acknowledges that new creditors may be allocated all or any portion of the proposed increase upon the determination of the Borrower and the Administrative Lender; and

             (h) Each of the two proposed increases shall be in an aggregate minimum amount of $10,000,000 and $5,000,000 multiples thereof; and

             (i) The Administrative Lender shall have received a certificate from the Borrower to the effect that (i) such increase has received all required regulatory approvals, if necessary, and is in compliance with all applicable Laws, and (ii) no other approvals or consents from any Person are required by any such Person except to the extent they have been received; and

             (j) Each new Lender (including any new Lenders party hereto) shall have received a promissory Note, and the Borrower and each new Lender agrees to execute any and all such documents deemed necessary by the Administrative Lender in order to effectuate this Section 2.18 (whether UCC-1s, new documentation relating to any Collateral, Guaranty or otherwise); and

             (k) On the date of increase, the Administrative Lender shall deliver to each Lender evidence of new Specified Percentages adjusted to give effect to the increase in the Available Commitment; and

             (l) On or prior to the date of increase, each new lender being added to the credit facility shall deliver to the Borrower and the Administrative Lender documentation acceptable to the Administrative Lender evidencing such new Lender's acceptance of this Agreement and all the other Loan Papers in form and substance reasonably acceptable to the Administrative Lender (and making such lender a party to this Agreement and the other Loan Papers); and

             (m) The Administrative Lender shall have received a pro-forma Compliance Certificate in form and substance acceptable to the Lenders and demonstrating compliance with the terms of this Agreement and the Loan Papers for one full year after the date of such proposed increase; and

             (n) The Administrative Lender shall have received financial projections in form and substance acceptable to the Lenders and demonstrating compliance with the financial covenants set forth in
        Section 8.01 hereof throughout the term of this Agreement; and

             (o) The Available Commitment shall (i) never exceed the sum of the Available Commitment plus the Unavailable Commitment, as each is reduced in accordance with Section 2.11 hereof, this Section 2.18 and the other terms of this Agreement, and (ii) never increase except to the extent, and not to exceed such amount, that the Unavailable Commitment is in excess of zero; and

             (p) The Unavailable Commitment shall be reduced in accordance with this Section 2.18 dollar for dollar for each increase in the Available Commitment; and

             (q) The Administrative Lender on behalf of each Lender shall have received all amendments to security agreements, deeds of trust and mortgages as the Administrative Lender shall deem necessary to maintain its valid and perfected Lien.

        No Lender shall be obligated to increase the dollar amount of its share of the Available Commitment without its written consent in its sole discretion. In connection with any increase to the Available Commitment in accordance with the terms of this Section 2.18, each existing Lender (regardless of whether such Lender is participating in such increase) agrees to execute any and all agreements requested by the Administrative Lender to effectuate the intent of this Section 2.17. Notwithstanding anything contained herein to the contrary, the limitations placed upon assignments set forth in Section 11.04 hereof shall not apply to proposed increases pursuant to this Section.

                                ARTICLE III.  LETTERS OF CREDIT

        3.01. Issuance of Letters of Credit. The Borrower shall give the Administrative Lender not less than five Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Administrative Lender shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Administrative Lender agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the Letter of Credit Commitment. No Letter of Credit shall have a maturity extending beyond the earliest of (i) the Maturity Date, or (ii) one year from the date of its issuance, or (iii) such earlier date as may be required to enable the Borrower to satisfy its repayment obligations under Section 2.06 hereof (including, without limitation, such repayment obligations resulting from a decrease in the Available Commitment required by Section 2.11 hereof). Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Administrative Lender in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Specified Percentages. The amount of the Letters of Credit issued and outstanding and the unpaid reimbursement obligations of the Borrower for such Letters of Credit shall reduce the amount of Available Commitment available, so that at no time shall the sum of (i) all outstanding Advances in the aggregate, plus (ii) the aggregate face amount of all outstanding Letters of Credit, plus (iii) (without duplication) all outstanding reimbursement obligations related to Letters of Credit, exceed the Available Commitment, and at no time shall the sum of all Advances by any Lender made plus its ratable share of amounts available to be drawn under the Letters of Credit and the unpaid reimbursement obligations of the Borrower in respect of such Letters of Credit exceed its Specified Percentage of the Available Commitment.

        3.02. Letters of Credit Fee. In consideration for the issuance of each Letter of Credit, the Borrower shall pay to (a) the Administrative Lender for its own account, an application and processing fee in the amount of $350.00 on each Letter of Credit, due and payable on the date of issuance of each Letter of Credit, and (b) the Administrative Lender for the account of the Administrative Lender and the Lenders in accordance with their Specified Percentages, a per annum fee for each Letter of Credit equal to (i) the product of 1/8 of 1 percent multiplied by the face amount of each such Letter of Credit, plus (ii) the product of the Applicable Margin for LIBOR Advances on the date of issuance multiplied by the face amount of each such Letter of Credit. Each fee for each Letter of Credit under subsection (b) above shall be due and payable to the Administrative Lender quarterly as it accrues on each Quarterly Date during the term of the Letter of Credit and on the expiration or renewal and/or extension of each such Letter of Credit, beginning with the first such Quarterly Date after the issuance of each Letter of Credit and ending on the expiration date of each such Letter of Credit or the renewal and/or extension of each such Letter of Credit.

        3.03.  Reimbursement Obligations.

        (a) The Borrower hereby agrees to reimburse Administrative Lender immediately upon demand by Administrative Lender, and in immediately available funds, for any payment or disbursement made by Administrative Lender under any Letter of Credit. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Administrative Lender from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus two percent (2%) per annum; provided, however, that if the Borrower would be permitted under the terms of Section 2.01, Section
2.02 and Section 4.02 hereof to borrow Advances in amounts at least equal to their reimbursement obligation for a drawing under any Letter of Credit, a Base Advance by each Lender, in an amount equal to such Lender's Specified Percentage, shall automatically be deemed made on the date of any such payment or disbursement made by Administrative Lender in the amount of such obligation and subject to the terms of this Agreement.

        (b) The Borrower hereby also agrees to pay to Administrative Lender immediately upon demand by Administrative Lender and in immediately available funds, as security for their reimbursement obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon, upon an Event of Default. Any such payments shall be deposited in a separate account designated "Pinnacle Special Account" or such other designation as Administrative Lender shall elect. All such amounts deposited with Administrative Lender shall be and shall remain funds of the Borrower on deposit with Administrative Lender and may be invested by Administrative Lender as Administrative Lender shall determine. Such amounts may not be used by Administrative Lender to pay the drawings under the Letters of Credit; however, such amounts may be used by Administrative Lender as reimbursement for Letter of Credit drawings which Administrative Lender has paid. If any amounts in the Pinnacle Special Account shall have been deposited upon the occurrence of an Event of Default only and such Event of Default shall have been subsequently cured or waived and no other Event of Default exists, the Borrower shall be relieved of its obligations under this Section 3.03(b) until an Event of Default once again occurs. During the existence of an Event of Default but after the expiration of any Letter of Credit that was not drawn upon, the Borrower may direct the Administrative Lender to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the Pinnacle Special Account, after the date of the expiration of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiration and such payment in full.

        (c) The obligations of the Borrower under this Section 3.03 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full.

        (d) The Borrower shall be obligated to reimburse Administrative Lender upon demand for all amounts paid under the Letters of Credit as set forth in
Section 3.03(a) hereof; provided, however, if the Borrower for any reason fails to reimburse Administrative Lender in full upon demand, whether by borrowing Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Administrative Lender in accordance with each Lender's Specified Percentage for amounts due and unpaid from the Borrower as set forth in Section
3.04 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Administrative Lender.

        (e) The Borrower shall indemnify and hold Administrative Lender or any Lender, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against Administrative Lender or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith (INCLUDING LOSSES RESULTING FROM THE NEGLIGENCE OF ADMINISTRATIVE LENDER OR SUCH INDEMNIFIED PARTY), and shall pay Administrative Lender for reasonable fees of attorneys (who may be employees of Administrative Lender) and legal costs paid or incurred by Administrative Lender in connection with any matter related to the Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of Administrative Lender or such indemnified party. If the Borrower for any reason fails to indemnify or pay Administrative Lender or such indemnified party as set forth herein in full, the Lenders shall indemnify and pay Administrative Lender upon demand, in accordance with each Lender's Specified Percentage of such amounts due and unpaid from the Borrower. The provisions of this Section 3.03(e) shall survive the termination of this Agreement.

        3.04. Lenders' Obligations. Each Lender agrees, unconditionally and irrevocably to reimburse Administrative Lender (to the extent Administrative Lender is not otherwise reimbursed by the Borrower in accordance with Section 3.03(a) hereof) on demand for such Lender's Specified Percentage of each draw paid by Administrative Lender under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Maturity Date and shall survive termination of any Loan Papers.

        3.05.  Administrative Lender's Obligations.

        (a) Administrative Lender makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Administrative Lender assumes no responsibility for the financial condition of the Borrower and its Subsidiaries or for the performance of any obligation of the Borrower. Administrative Lender may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

        (b) Except as set forth in subsection (c) below, Administrative Lender shall be under no liability to any Lender, with respect to anything the Administrative Lender may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Administrative Lender being to handle each Lender's share on as favorable a basis as Administrative Lender handles its own share and to promptly remit to each Lender its share of any sums received by Administrative Lender under any Application. Administrative Lender shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

        (c) Neither Administrative Lender nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Administrative Lender for wrongful payment of any Letter of Credit due to Administrative Lender's gross negligence or willful misconduct. Administrative Lender shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Lender to be genuine or authentic and to be signed by the proper party.

                       ARTICLE IV.  CONDITIONS PRECEDENT

        4.01. Conditions Precedent to Closing and the Initial Advance. The obligation of each Lender to sign this Agreement and to make the initial Advance or issue the first Letter of Credit is subject to receipt by the Administrative Lender of each of the following, in form and substance satisfactory to the Administrative Lender, with a copy (except for the Notes) for each Lender:

        (a) A loan certificate of the Borrower, the Parent and each Subsidiary of the Borrower certifying as to the accuracy of their representations and warranties in the Loan Papers, certifying that no Default has occurred, and including a certificate of incumbency with respect to each Authorized Officer, and including (i) a copy of the Articles of Incorporation of the Borrower, the Parent and each Subsidiary of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the By-Laws of the Borrower, the Parent and each Subsidiary of the Borrower, as in effect on the Closing Date, (iii) a copy of the resolutions of the Borrower, the Parent and each Subsidiary of the Borrower authorizing them to execute, deliver and perform this Agreement, the Notes and the other Loan Papers to which each of them is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for the Borrower's, the Parent's, and each of the Borrower's Subsidiaries' state of incorporation and each state in which they are or should be qualified to do business;

        (b) duly executed Notes, payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Available Commitment;

        (c) duly executed and completed confirmation agreement confirming obligations under (i) pledge agreements by the Parent and the Borrower; (ii) the Guaranty of the Obligations executed by the Parent and the Subsidiaries of the Borrower; (iii) Security Agreement by the Borrower, the Parent and the Subsidiaries of the Borrower granting the Lenders a lien and security interest in all assets owned by the Borrower, the Parent and the Subsidiaries of the Borrower; and (iv) all other Loan Papers, including without limitation, all mortgages, deeds of trust, and deeds to secure debt duly filed in all required locations and each item required to be delivered on Schedule 2.16 hereto, except those Loan Papers specifically agreed to in Section 6.15 hereof;

        (d) copies of all financing statements filed against the Borrower, the Parent and each Subsidiary of the Borrower, as debtor;

        (e) opinions of counsel to the Borrower, the Parent and each Subsidiary of the Borrower addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Closing Date;

        (f) copies of insurance binders or certificates covering the assets of the Borrower, the Parent and the Subsidiaries of the Borrower, and meeting the requirements of Section 6.05 hereof;

        (g) reimbursement for Administrative Lender of its reasonable fees and expenses and for Special Counsel's reasonable fees and expenses rendered through the date hereof;

        (h) evidence that all corporate proceedings of the Borrower, the Parent and the Subsidiaries of the Borrower taken in connection with the transactions contemplated by this Agreement and the other Loan Papers shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Lender, Special Counsel or any Lender may reasonably request in connection with such transactions;

        (i) copies of the following audited financial statements for the Borrower (and as applicable, the Parent), as of and for the period ended December 31, 1997; (i) balance sheets of the Borrower, the Parent and the Subsidiaries of the Borrower as of the end of such period, and (ii) statements of income and changes in cash for such period; all in reasonable detail and certified by an Authorized Officer to the best of his knowledge to present fairly in all material respects the consolidated financial position of the Borrower and the results of operations for the period then ended and, except as noted therein, to be in accordance with GAAP (other than footnotes thereto);

        (j) evidence on the Closing Date that the Borrower and ABRY have entered into an amendment to the Capital Contribution Agreement acceptable to the Administrative Lender, providing that ABRY will make equity contributions to the Borrower up to $50,000,000 (inclusive of contributions made prior to the Closing
Date) to be used by the Borrower to (i) make Permitted Acquisitions, (ii) at the option of the Lenders, to repay Obligations to the Lenders in the event of (A) any payment Default or Event of Default or (B) any Default or Event of Default under any provision of Section 8.01 hereof, in each case in an amount equal to the lesser of the amount necessary so that either the Borrower is in compliance with all provisions of Section 8.01 hereof, and (iii) the extent that there exists a difference between any cash distribution of 95% of taxable income required to maintain REIT status minus the maximum tax liability of the Shareholders as a result of the operations of the Borrower, taking into account all tax benefits available to the Shareholders as a result of the operations of the Borrower;

        (k) evidence that the Parent shall have (i) issued the Parent Senior Notes on terms and conditions acceptable to the Administrative Lender, (ii) entered into Parent Senior Notes Documentation that is acceptable to the Administrative Lender, and (iii) received not less than $190,000,000 in net proceeds from the issuance of the Parent Senior Notes;

        (l) a duly completed Compliance Certificate evidencing no Default or Event of Default as of the Closing Date; and

        (m) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Lender or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Borrower, the Parent and the Subsidiaries of the Borrower, and the enforceability of and security for the Obligations.

        4.02. Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance hereunder and the obligation of the Administrative Lender to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Advance or such issuance of such Letter of Credit:

        (a) All of the representations and warranties of the Borrower under this Agreement shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or the issuance of the Letter of Credit, except those representations and warranties that specifically speak as of a particular date;

        (b) The incumbency of the Authorized Officers shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 4.01(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or the issuance of such Letter of Credit, is received by the Administrative Lender from the Borrower prior to the making of such Advance or such Letter of Credit;

        (c) There shall not exist a Default hereunder or an Event of Default hereunder and none shall exist as a result of making any such Advance or such Letter of Credit, and the Administrative Lender shall have received written or telephonic certification thereof by an Authorized Officer (which certification, if telephonic, shall be followed promptly by written certification);

        (d) There shall have occurred no Material Adverse Change since December 31, 1997;

        (e) In the case of each Letter of Credit, Borrower shall have delivered to the Administrative Lender a duly executed and complete Application acceptable to Administrative Lender; and

        (f) The aggregate outstanding Advances, after giving effect to such proposed Advance, plus the sum of (i) the face amount of all outstanding Letters of Credit, and (ii) reimbursement obligations under Article III hereof, shall not exceed the Available Commitment.

        4.03. Conditions Precedent to Advances for Permitted Acquisitions. The obligation of each Lender to make each Advance (including the initial Advance) where any proceeds of such Advance will be used for a Permitted Acquisition, shall be subject to the further conditions precedent that the Borrower has complied with all terms and provisions of Sections 6.15(c) and 6.16 hereof.

                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES

        5.01. Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

        (a) The respective jurisdictions of incorporation and percentage ownership of the Subsidiaries of the Parent by the Parent and the Borrower on the Closing Date and listed on Schedule 5.01(a) hereto are true and correct. Each of the Parent, the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Parent, the Borrower and its Subsidiaries has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Parent, the Borrower and its Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify would not cause a Material Adverse Change.

        (b) The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Parent, the Borrower and its Subsidiaries has corporate power and has taken all necessary corporate action to execute, deliver and perform the Loan Papers to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Paper has been duly executed and delivered by the Parent, the Borrower or such Subsidiary executing it. Each of the Loan Papers to which the Parent, the Borrower, and its Subsidiaries are party is a legal, valid and binding respective obligation of the Parent, the Borrower or such Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Parent, the Borrower or any Subsidiary of the Borrower).

        (c) The execution, delivery and performance by the Parent, the Borrower and its Subsidiaries of the other Loan Papers to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Parent, the Borrower or any Subsidiary of the Borrower, or under any material License, indenture, agreement or other instrument, to which the Parent, the Borrower or any Subsidiary of the Borrower is a party or beneficiary of, or by which they or their respective Properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any Subsidiary of the Borrower, except Permitted Liens.

        (d) The Parent, the Borrower and its Subsidiaries are primarily engaged in the operation of leasing and subleasing towers and tower sites, and pursuing activities related thereto.

        (e) All material Licenses have been duly authorized and obtained, and are in full force and effect. The Parent, the Borrower and its Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof. On the Closing Date, no material License is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation. After the Closing Date, no material License is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation, which such event could cause a Material Adverse Change. The Parent, the Borrower and its Subsidiaries are not required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FCC, the FAA or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Paper, or the performance thereof (other than any enforcement of remedies by the Administrative Lender on behalf of the Lenders), in accordance with their respective terms, including any borrowings hereunder.

        (f) The Parent, the Borrower and its Subsidiaries are in compliance in all material respects with all Applicable Laws. The Parent, the Borrower and its Subsidiaries have duly and timely filed all reports, statements and filings that are required to be filed by any of them under the Communications Act, and are in all material respects in compliance therewith, including without limitation the rules and regulations of the FCC and FAA. Except as set forth on Schedule 5.01(f) hereto, as of the Closing Date, the Borrower is not aware of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FAA. After the Closing Date, the Borrower is not aware of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FAA, which such event or circumstance could cause a Material Adverse Change.

        (g) The Parent, the Borrower and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. As of the Closing Date, no financing statement or other Lien filing authorized by the Parent, the Borrower or any Subsidiary of the Borrower (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Parent, the Borrower or any of its Subsidiaries as debtor or covers (or purports to cover) any assets of the Parent, the Borrower or any of its Subsidiaries. After the Closing Date, no financing statement or other Lien filing authorized by the Parent, the Borrower or any Subsidiary of the Borrower (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Parent, the Borrower or any of its Subsidiaries as debtor or covers (or purports to cover) any assets of the Parent, the Borrower or any of its Subsidiaries, which such financing statement or other Lien filing could cause a Material Adverse Change. The Parent, the Borrower and its Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

        (h) On the Closing Date, except as reflected on Schedule 5.01(h) hereto, there is no action, suit, proceeding or any other Litigation pending against, or, to the best of the Borrower's knowledge, threatened against the Parent, the Borrower or any of its Subsidiaries, or in any other manner relating directly and materially adversely to the Parent, the Borrower, any of its Subsidiaries, or any of their material Properties, in any court or before any arbitrator of any kind or before or by any governmental body. On each date after the Closing Date on which this representation is deemed to be made, there is no action, suit, proceeding or any other Litigation pending against, or, to the best of the Borrower's knowledge, threatened against the Parent, the Borrower or any of its Subsidiaries, or in any other manner relating to the Parent, the Borrower, any of its Subsidiaries, or any of their Properties, in any court or before any arbitrator of any kind or before or by any governmental body, which could reasonably be expected to cause a Material Adverse Change.

        (i) All federal, state and other Tax returns of the Parent, the Borrower and its Subsidiaries required by law to be filed have been duly filed and all federal, state and other Taxes, assessments and other governmental charges or levies upon the Parent, the Borrower, its Subsidiaries or any of their Properties, income, profits and assets, which are due and payable, have been paid, except those that are diligently contested in good faith by the Borrower and for which a reserve has been established in accordance with GAAP, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced.

        (j) The Borrower has furnished or caused to be furnished to the Lenders copies of its financial statements at December 31, 1996 and audited financial statements at December 31, 1997, which are prepared in good faith and complete in all material respects and present fairly in all material respects and in accordance with GAAP (except, with respect to the financial statements delivered prior to the Closing Date, as noted therein), the financial position of the Parent, the Borrower and its Subsidiaries as at such dates and the results of operations for the periods then ended. The Parent, the Borrower and its Subsidiaries have no material liabilities, contingent or otherwise, nor material losses, except as disclosed in writing to the Lenders prior to the Closing Date or as disclosed on any subsequent financial statements. On the Closing Date after giving effect to the Advances made on such date, each of the Parent, the Borrower and its Subsidiaries is Solvent.

        (k) Since the date of the most recent financial statements delivered to the Lenders, no event or circumstances have occurred or arisen that could constitute a Material Adverse Change.

        (l) None of the Borrower or its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Lender in writing. Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. With respect to each Plan of the Borrower and each member of its Controlled Group (other than a Multiemployer Plan), all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $100,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No such Plan of the Borrower or any member of its Controlled Group has any accumulated funding deficiency (as defined in Section 412(a) of the Code) (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. None of the Borrower or any member of its

Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and
Section 302 of ERISA. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. The value of the assets of each Plan (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group equaled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or, to the best of the Borrower's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened Litigation or claims against, (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or (ii) the assets of any employee welfare benefit plan within the meaning of Section 3(1) or ERISA, or against any fiduciary thereof with respect to the operation of any such plan. None of the Borrower or any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan. None of the Borrower or any member of its Controlled Group, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069. None of the Borrower or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities. Each of the Borrower and its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder.

        (m) The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of the Parent, the Borrower and its Subsidiaries are margin stock, and none of the Pledged Stock is margin stock. None of the Parent, the Borrower and its Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

        (n) As of the Closing Date, the Parent, the Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of their articles of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or
(ii) a default by the Parent, the Borrower or any of its Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Parent, the Borrower or any of its Subsidiaries is a party or by which they or any of their material Properties is bound. After the Closing Date, the Parent, the Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of their articles of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Parent, the Borrower or any of its Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Parent, the Borrower or any of its Subsidiaries is a party or by which they or any of their material Properties is bound, that could reasonably be expected to cause a Material Adverse Change.

        (o) The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

        (p) On the Closing Date, none of the Borrower nor any Subsidiary of the Borrower has any actual knowledge or reason to believe that any substance deemed hazardous by any applicable Environmental Law, has been installed on any real property now owned by the Parent, the Borrower or any of its Subsidiaries, except (i) for hazardous substances the presence of which is not in violation of law and (ii) as disclosed to the Lenders. After the Closing Date, none of the Parent, the Borrower nor any Subsidiary of the Borrower has any actual knowledge or reason to believe that any substance deemed hazardous by any applicable Environmental Law, has been installed in violation of law on any real property now owned by the Parent, the Borrower or any of its Subsidiaries except as disclosed to the Lenders and which would not, in the reasonable judgment of the Borrower, cause a Material Adverse Change. As of the Closing Date, the Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any applicable Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Parent, the Borrower and its Subsidiaries. After the Closing Date, the Parent, the Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any applicable Environmental Laws which could cause a Material Adverse Change, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Parent, the Borrower and its Subsidiaries. The Parent, the Borrower and its Subsidiaries are not required to obtain any permits, Licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Parent, the Borrower or any Subsidiary of the Borrower by reason of any applicable Environmental Laws, except those that have been obtained. As of the Closing Date, the Borrower and its Subsidiaries have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Parent, the Borrower or any of its Subsidiaries in violation of any applicable Environmental Law. After the Closing Date, the Parent, the Borrower and its Subsidiaries have no actual knowledge or reason to believe, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Parent, the Borrower or any of its Subsidiaries, within the meaning of the applicable Environmental Laws, except as disclosed to the Lenders and which such disposal or release would not cause a Material Adverse Change.

        (q) The agreements evidencing obligations with respect to Capital Leases have been duly authorized, executed and delivered by the Parent, Borrower or its Subsidiaries, as applicable, and (to the best of the Borrower's knowledge) the other parties thereto. Except as disclosed to each Lender, there is no Litigation, or, to the best of the Borrower's knowledge, threatened Litigation or pending or threatened claim of breach or default, with respect to any such Capital Lease obligations that could be expected to adversely affect any such lease or contract. There is no Litigation, or, to the best of the Borrower's knowledge, threatened Litigation or pending or threatened claim of breach or default, with respect to any loan agreement or document evidencing any Debt for Borrowed Money of the Parent, the Borrower, or their Subsidiaries that has not been disclosed to Lenders. The Borrower has no knowledge of any default by any tenant or tenants under any Tenant Leases which aggregate five percent or more of the revenues of the Borrower and its Subsidiaries, except as disclosed to the Lenders. The Borrower has no notice of or belief that any party to any material Capital Lease is contemplating a breach, default or termination for any reason of such contract or lease, except as disclosed to the Lenders. As of the Closing Date, the Borrower has provided, or caused to be provided, to the Administrative Lender complete and correct copies of or access to the Capital Leases, all as amended, together with all exhibits and schedules thereto.

        (r) All Pledged Stock has been duly authorized and validly issued, and is fully paid and nonassessable. The Capital Stock described on Exhibit A to Borrower Pledge Agreement constitutes all the issued and outstanding Capital Stock of the Subsidiaries of the Borrower or the Subsidiaries of another Subsidiary, except such shares that have been issued after the Closing Date, pledged to the Administrative Lender to secure the Obligations and delivered to the Administrative Lender together with stock powers executed in blank. All Capital Stock of the Borrower is pledged to the Administrative Lender on behalf of Lenders to secure the Obligations. No Person has conversion rights with respect to, or any subscription rights, calls, commitments or claims of any character for, or any repurchase or redemption options relating to, the Pledged Stock, other than those that have waived. The Pledged Stock, when issued or sold, was either (i) registered or qualified under applicable federal or state securities laws, or (ii) exempt therefrom.

        (s) No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Available Commitment or the Advances hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Lender and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

        (t) No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any material License, or which could result in the imposition of any restriction thereon of such a nature that could reasonably be expected to constitute a Material Adverse Change.

        (u) The Parent, the Borrower and its Subsidiaries have obtained all material patents, trademarks, service-marks, trade names, copyrights, Licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted. Nothing has come to the attention of the Borrower or any of its Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Parent, Borrower or any Subsidiary of the Borrower may infringe any patent, trademark, service-mark, trade name, copyright, License or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or Litigation against or affecting the Borrower or any Subsidiary of the Borrower contesting its right to sell or use any such process, method, part or other material, which could reasonably be expected to cause a Material Adverse Change.

        (v) Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Parent, the Borrower or any Subsidiary of the Borrower in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. On the Closing Date, there is no fact known to the Borrower and not known to the public generally that could reasonably be expected to cause a Material Adverse Change, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby. On each date after the Closing Date on which this representation is deemed to be made, there is no fact known to the Borrower and not known to the public generally that could reasonably be expected to cause a Material Adverse Change, which has not been disclosed to the Lenders in writing.

        (w) There exists no breach or default by any party under any Tenant Lease, except (i) those disclosed to the Administrative Lender in writing, and
(ii) breaches of any Tenant Lease, or all breaches of Tenant Leases in the aggregate, that could not cause a Material Adverse Change. All Tenant Leases in existence on the Closing Date are listed on Schedule 5.01(w) hereto, together with the lease rate for each such Tenant Lease, the date of termination of each such Tenant Lease, and whether such Tenant Lease is a Primary Non-Conforming Tenant Lease or a Secondary Non-Conforming Tenant Lease. No Tenant Lease is a Primary Non-Conforming Tenant Lease or a Secondary Non-Conforming Tenant Lease, except, if the Borrower is in compliance with Section 6.15(c) below, the Borrower may have Primary NonConforming Tenant Leases and Secondary Non-Conforming Tenant Leases that are disclosed to the Lenders in connection with Section 7.07 below and accurately included in all calculations pursuant to Sections 6.15(a) and (c) below.

        (x) All Ground Leases are in full force and effect, and, as of the Closing Date, there exists no breach or default by any party under any Ground Lease, except those disclosed to the Administrative Lender in writing. All Ground Leases in existence on the Closing Date are listed on Schedule 5.01(x) hereto, together with the lease rate for each such Ground Lease, the date of termination of each such Ground Lease and the Tower Cash Flow generated from the Tower on each such Ground Lease, in each case, as of the Closing Date. No Ground Lease is a NonConforming Ground Lease except, if the Borrower is in compliance with Section 6.15(c) below, the Borrower may have Non-Conforming Ground Leases that are disclosed to the Lenders in connection with Section 7.07 below and accurately included in all calculations pursuant to Sections 6.15(b) and (c) below.

        (y) Each piece of owned real property in existence on the Closing Date is listed on Schedule 5.01(y) hereto, together with the Tower Cash Flow related to such piece of real property. After the expiration of 90 days after the Closing Date, all real property owned by the Borrower or any Subsidiary for more than 90 days is subject to a mortgage and/or deed of trust and otherwise complies with all requirements set forth with respect to owned real property in
Section 6.15 hereof.

        (z) Parent (i) qualifies as a real estate investment trust, as defined in Section 856(a) of the Code, and satisfies the conditions and limitations set forth in Sections 856(b) and 856(c) of the Code, (ii) has not engaged in any "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) and (C) of the Code and (iii) for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction under the requirements of
Section 857 of the Code. Borrower and each of the Subsidiaries of Borrower is a Qualified REIT Subsidiary.

        (aa) On each date after the Closing Date on which this representation is deemed to be made, no event has occurred and no circumstance exists, which by itself or aggregated together with all other such events or circumstances is likely to (i) reduce Tower Cash Flow in the aggregate for all Towers by five percent or more for a period in excess of three months, or (ii) otherwise cause a Material Adverse Change.

        5.02. Survival of Representations and Warranties. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, and each shall be true and correct in all material respects when made. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.

                        ARTICLE VI.  GENERAL COVENANTS

        So long as any of the Obligations are outstanding and unpaid or the Available Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

        6.01. Preservation of Existence and Similar Matters. The Borrower shall, and shall cause each Subsidiary of the Borrower and the Parent to:

        (a) preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence and material rights, franchises, authorizations, consents, privileges and all other material Licenses from federal, state and local governmental bodies and any Tribunal (regulatory or otherwise); and

        (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to do so would not cause a Material Adverse Change.

        6.02. Business; Compliance with Law and Material Agreements. The Parent, the Borrower and its Subsidiaries shall (a) engage primarily in the acquisition and operation of towers, and leasing and subleasing towers and tower sites, and activities related thereto, and (b) comply in all material respects with the requirements of all Applicable Law and all material agreement to which each is a party.

        6.03. Maintenance of Properties. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, maintain or cause to be maintained all its material Properties necessary to the conduct of its business (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

        6.04. Accounting Methods and Financial Records. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Subsidiaries shall maintain a fiscal year ending on December 31.

        6.05. Insurance. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Closing Date, provided that, the Borrower is permitted to self insure the replacement value of Towers having in the aggregate at any one time insurable values not more than 5% of the aggregate insurable values for all Towers. Each insurance policy shall provide for at least 30 days' prior notice to the Administrative Lender of any proposed termination or cancellation of such policy, whether on account of default or otherwise and all property insurance shall name the Administrative Lender as loss payee or additional insured, as appropriate.

        6.06. Payment of Taxes and Claims. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or its income or Properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of their Properties, except those Taxes, assessments and charges contested by the Borrower diligently in good faith, and for which adequate reserves have been established in accordance with GAAP. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, timely file all information returns required by federal, state or local Tax authorities.

        6.07. Visits and Inspections. The Borrower shall, and shall cause each Subsidiary of the Borrower and the Parent to, promptly permit representatives of the Administrative Lender or any Lender from time to time to (a) visit and inspect the Properties of the Parent, the Borrower and each Subsidiary of the Borrower as often as the Administrative Lender or any Lender shall deem advisable, (b) inspect and make extracts from and copies of the Borrower's, the Parent's and each Subsidiary of the Borrower's books and records, and (c) discuss with the Parent's, the Borrower's and each Subsidiary's directors, officers, employees and, after notice to the Borrower, the auditors of Borrower and the Parent, its business, assets, liabilities, financial positions, results of operations and business prospects.

        6.08. Payment of Debt for Borrowed Money. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, pay its Debt for Borrowed Money when and as the same becomes due.

        6.09. Use of Proceeds. The Borrower shall use the proceeds of Advances solely (a) on the Closing Date, to refinance existing indebtedness of the Borrower, (b) for Permitted Acquisitions, (c) for Capital Expenditures permitted under the terms of this Agreement, (d) for working capital and (e) for other lawful corporate purposes.

        6.10.  Indemnity.

        (a) The Borrower agrees to defend, protect, indemnify and hold harmless the Administrative Lender, each Lender, each of their respective Affiliates, and each of their respective (including such Affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equitable cause, or on contract, tort or otherwise, arising from or connected with the past, present or future operations of the Borrower or its predecessors in interest, in any manner relating to or arising out of this Agreement, the Loan Papers, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto, the making of any participations in the Advances and the management of the Advances, including in connection with, or as a result, in whole or in part, of any negligence of Administrative Lender or any Lender (other than those matters raised exclusively by a participant against the Administrative Lender or any Lender and not the Borrower), or the use or intended use of the proceeds of the Advances hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding any claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction (collectively, the "Indemnified Matters").

        (b) In addition, the Borrower shall periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold any Indemnitee harmless with respect to Indemnified Matters, then the Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Borrower and the Borrower's stockholders on the one hand and such Indemnitee on the other hand but also the relative fault of the Borrower and such Indemnitee, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Administrative Lender, the Lenders and all other Indemnitees. This Section shall survive any termination of this Agreement and payment of the Obligations.

        6.11. Environmental Law Compliance. The use which the Parent, the Borrower or any Subsidiary of the Borrower intends to make of any real Property owned by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real Property in violation of any Environmental Law. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Parent, the Borrower, any Subsidiary of the Borrower or any of their Properties establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The Borrower agrees to indemnify and hold the Administrative Lender and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Parent, the Borrower or any Subsidiary of the Borrower to perform any obligation hereunder regarding asbestos or applicable Environmental Laws, (b) any violation on or before the Release Date of any applicable Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real Property or release from such real Property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership of the real Property, regardless of whether the act, omission, event or circumstance constituted a violation of any applicable Environmental Law at the time of its existence or occurrence, or whether the act, omission, event or circumstance is caused by or relates to the negligence of any indemnified Person; provided that, the Borrower shall not be under any obligation to indemnify the Administrative Lender or any Lender to the extent that any such liability arises as the result of the gross negligence or willful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction, or for any event which is both not caused by the Parent, the Borrower or any Subsidiary of the Borrower and occurs after any foreclosure by the Lenders on any specific Property. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

        6.12. Interest Rate Protection Agreements. By no later than May 1, 1998, the Borrower will enter into an Interest Rate Protection Agreement on terms acceptable to the Administrative Lender providing for interest rate protection for one year for 50% of the principal of the Obligations outstanding on May 1, 1998, and the Borrower shall thereafter, until the third anniversary of the Closing Date, maintain an Interest Rate Protection Agreement in effect at all times on terms acceptable to the Administrative Lender and providing for an interest rate protection for not less than 50% of the entire principal of the Obligations.

        6.13. Issuance and Pledge of Capital Stock of the Borrower. Prior to or simultaneous with the issuance by the Borrower of any Capital Stock to any Person, the Borrower shall, and shall cause the Parent to, cause such Capital Stock to be pledged to the Administrative Lender on behalf of Lenders to secure the Obligations in accordance with documentation substantially in the form of Exhibit M hereto.

        6.14. Continued Status as a Real Estate Investment Trust; Prohibited Transactions. Parent (a) will continue to be qualified as a real estate investment trust as defined in Section 856 of the Code, (b) will not engage in any "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) or (C) of the Code, (c) will continue to satisfy the conditions and limitations set forth in Sections 856(b) and 856(c) of the Code and (d) will do all acts necessary to continue to be entitled to a dividend paid deduction under Section 857 of the Code and (d) each of Borrower and each of its Subsidiaries will continue to be a Qualified REIT Subsidiary.

        6.15.  Tenant Leases, Ground Leases and Fee Owned Property.

        (a) Tenant Leases. The Borrower and each Subsidiary of the Borrower shall, after the Closing Date, only enter into new Tenant Leases, acquire new Tenant Leases or become party to any Tenant Leases which are not Primary Non-Conforming Tenant Leases or Secondary Non-Conforming Tenant Leases, provided that, the Borrower is permitted to have (i) Primary Non-Conforming Tenant Leases so long as the sum of the aggregate Tenant Lease Revenues from all Primary Non-Conforming Tenant Leases, at no time after the 90th day after the Closing Date exceeds fifteen percent of the total revenues of the Borrower and its Subsidiaries for the most recently completed calendar month during the term of this Agreement, and (ii) Secondary Non-Conforming Tenant Leases, so long as the sum of the aggregate Tenant Lease Revenues from all Secondary Non-Conforming Tenant Leases in any calendar month does not exceed twenty percent of the total revenues of the Borrower and its Subsidiaries for such completed calendar month.

        (b) Ground Leases and Fee Owned Real Property. The Borrower and each Subsidiary of the Borrower shall, after the Closing Date, use its best efforts to only enter into new Ground Leases which are substantially in the form set forth on Exhibit K hereto, or with such other provisions as are approved by the Administrative Lender in writing. The Borrower shall use its best efforts to immediately provide the Lenders with each item for each piece of real Property (whether leased or owned) required on Schedule 2.16 hereto in accordance with the terms thereon prior to and immediately after the Closing Date and prior to and immediately after each Permitted Acquisition or other creation or acquisition of any real Property by the Borrower or any Subsidiary of the Borrower. The Borrower shall not permit to exist Non-Conforming Ground Leases which have aggregate Tower Cash Flow from all Towers located on NonConforming Ground Leases in excess of thirty percent of Operating Cash Flow at any time (on any date of determination) during the term of this Agreement.

        (c) Breach of Section 6.15(a) and (b) above. In the event any provision of Section 6.15(a) or (b) above is breached, subject to the last sentence of this Section 6.15(c), the Applicable Margin shall increase by .25% per annum, effective the date of such breach under Section 6.15(a) or (b) above, and shall increase every 30 days thereafter (effective each 31st date following the preceding increase) by .25% per annum (but in no event shall the interest rate increase under this Section 6.15(c) by more than .25% per annum per 30 day period) until the earlier of (i) compliance with this Section 6.15, or (ii) such time as the per annum interest rate is equal to the Highest Lawful Rate (where the interest rate will remain until the Borrower is in compliance). If, on the date six months after the date of any breach, such breach is still in effect, then (A) with respect to a breach under Section 6.15(a) hereof, all Tenant Lease Revenues from any Primary Non-Conforming Tenant Lease or Secondary Non-Conforming Tenant Lease, as applicable, in excess of the applicable percent limitation, will be excluded from revenues for the purpose of determining EBITDA in connection with any determination of (I) the Total Leverage Ratio (with respect to Section 8.01(a) hereof, Commitment Fees and the Applicable Margin), the Senior Leverage Ratio (with respect to 8.01(b) hereof) and the debt service coverage ratio set forth in Section 8.01(d) hereof, and (B) with respect to a breach under Section 6.15(b) hereof, all Tower Cash Flow from any Tower located on a Non-Conforming Ground Lease in excess of the thirty percent limitation will be excluded from revenues for the purpose of determining EBITDA in connection with any determination of (I) the Total Leverage Ratio (with respect to Section 8.01(a) hereof, Commitment Fees and the Applicable Margin), the Senior Leverage Ratio (with respect to Section 8.01(b) hereof) and the debt service coverage ratio set forth in Section 8.01(d) hereof, and, in each case, such exclusion from EBITDA for such purposes will continue until five Business Days after the date the Borrower delivers to the Administrative Lender a certificate of an Authorized Officer certifying that there exists no breach under Section 6.15(a) and/or (b) above, in detail satisfactory to the Administrative Lender. If there exists no Default or Event of Default upon giving effect to any exclusion from EBITDA in accordance with the provisions set forth above, the interest rate shall be calculated without giving effect to any increase in the Applicable Margin set forth in this Section 6.15(c).

        (d)    Real Estate Collateral.

        (i) Fee Owned Property. The Borrower shall, within 60 days after the acquisition by the Borrower or any of its Subsidiaries of any owned real property, provide or cause to be provided to the Administrative Lender on behalf of itself and the Lenders with a first and prior mortgage or deed of trust for each such property securing the Obligations in form and substance substantially similar to the previously filed mortgages/deeds of trust. The Borrower also agrees to provide (or to cause to be provided) all such documents and instruments required by the Administrative Lender to fully effect the foregoing, including, without limitation, providing the Administrative Lender with UCC- 1's, new security agreements, mortgages, deeds of trust, appraisals, surveys, hazard insurance, UCC-11 searches, Tax and Lien searches, intellectual property documentation and registration and other similar types of documents, consents, authorizations, Licenses, instruments and agreements relating to all Property of the Borrower and its Subsidiaries as reasonably requested by the Administrative Lender from time to time.

        (ii) Leasehold Property. The Borrower shall use its best efforts after the acquisition by the Borrower or any of its Subsidiaries of any leasehold property, to provide the Administrative Lender on behalf of itself and the Lenders a first and prior mortgage or deed of trust for each such property securing the Obligations in form and substance substantially similar to the previously filed mortgages/deeds of trust. The Borrower also agrees to use its best efforts to provide (or to cause to be provided) all such documents and instruments required by the Administrative Lender to fully effect the foregoing, including, without limitation, providing the Administrative Lender with UCC-1's, new security agreements, mortgages, deeds of trust, Estoppel and Attornment language, appraisals, surveys, hazard insurance, UCC-11 searches, Tax and Lien searches, intellectual property documentation and registration and other similar types of documents, consents, authorizations, Licenses, instruments and agreements relating to all Property of the Borrower and its Subsidiaries as reasonably requested by the Administrative Lender from time to time.

        (iii) Fee Owned Property and Leasehold Property Existing on the Closing Date. With respect to fee owned property of the Borrower and its Subsidiaries in existence on the Closing Date and not subject to a mortgage or deed of trust on the Closing Date, all such property shall be treated as if such property were acquired on the Closing Date in order to determine compliance with Section 6.15(d)(i) above. With respect to leasehold property of the Borrower and its Subsidiaries in existence on the Closing Date and not subject to a mortgage or deed of trust on the Closing Date, all such property shall be treated as if such property were acquired 120 days after the Closing Date in order to determine compliance with Section 6.15(d)(ii) above.

        6.16. Acquisitions, Generally. In connection with any acquisition made by the Borrower during the term of this Agreement, the Borrower shall with respect to individual Permitted Acquisitions in excess of $2,000,000 and all Permitted Acquisitions which in the aggregate exceed $10,000,000, (a) not less than ten Business Days prior to the proposed acquisition date, deliver to Administrative Lender (i) a detailed written description of the proposed Permitted Acquisition in form reasonably acceptable to the Administrative Lender, a description and location of all fee owned real property, all leasehold property, all Towers and all other assets (together with all legal descriptions of all real property (leasehold and fee owned) available at such time), (ii) the address of any office acquired and (iii) a copy of the purchase agreement, schedules thereto and all related documentation (unless such schedules or documentation is to be delivered by the seller, in which case the Borrower shall deliver drafts and originals of such schedules and documentation promptly upon receipt by the Borrower if later than 10 days prior to closing), and (b) prior to the consummation of the acquisition a statement certified by an Authorized Officer that (i) the proposed transaction complies with the definition of Permitted Acquisition set forth in Article I hereof, and (ii) no Default or Event of Default exists prior to or after giving effect to any requested Advance or the consummation of such acquisition, or will exist upon consummation of the proposed acquisition and related borrowings and transactions, together with a Compliance Certificate computed after giving effect to such acquisition and borrowings (provided that, in such Compliance Certificate, the Borrower may certify as to Sections 8.01(a), 8.01(b) and 8.01(d) hereof only, and not Sections 8.01(c), 8.01(e) and 8.01(f) hereof).

        6.17. Year 2000. The Borrower has (a) undertaken a detailed review and assessment of all areas within its business and

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

operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower may be unable to recognize and perform property date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a detailed plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. The Borrower reasonably anticipates that all computer applications that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant").

                      ARTICLE VII.  INFORMATION COVENANTS

        So long as any of the Obligations are outstanding and unpaid or the Available Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to each Lender:

        7.01. Quarterly Financial Statements and Information. Within 45 days after the end of each fiscal quarter, consolidated and consolidating balance sheets of Parent, the Borrower and its Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income and consolidated statements of changes in cash for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by an Authorized Officer, to, in his or her opinion, present fairly in all material respects, in accordance with GAAP, the financial position and results of operations of the Parent, the Borrower and its Subsidiaries as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period.

        7.02. Annual Financial Statements and Information; Certificate of No Default.

        (a) Within 120 days after the end of each fiscal year, a copy of (i) the consolidated balance sheet of the Parent, the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) consolidated statements of earnings, statements of changes in shareholders' equity, and statements of changes in cash as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

        (b) As soon as available, but in any event within 60 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Borrower, the Parent, and its Subsidiaries for the succeeding fiscal year.

        7.03. Compliance Certificates. Within 20 days after the end of each month (together with the monthly compliance certificate described in Section 7.07(a) hereof), and at the time financial statements are furnished pursuant to
Section 7.01 and Section 7.02, a Compliance Certificate.

        7.04.  Copies of Other Reports and Notices.

        (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Parent, the Borrower or any Subsidiary of the Borrower by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 7.03 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Parent, the Borrower or any Subsidiary of the Borrower to stockholders generally, (iii) each regular or periodic report and any registration statement or prospectus (or material written communication in respect of any thereof) filed by the Parent, the Borrower or any Subsidiary of the Borrower with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Parent, the Borrower or any Subsidiary of the Borrower;

        (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of the Parent, the Borrower or any Subsidiary of the Borrower in excess of $250,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any party to any material Capital Lease of the Borrower or any Subsidiary of the Borrower has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (iii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Parent, the Borrower or any Subsidiary of the Borrower under any material agreement or instrument other than this Agreement to which the Parent, the Borrower or any Subsidiary of the Borrower is a party or by which any of their Properties may be bound, or (iv) any event, circumstance or condition which could reasonably be expected to constitute a Material Adverse Change, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

        (c) Promptly upon receipt thereof, information with respect to and copies of any notices received from the FCC, the FAA or any other federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with the Communications Act, or might result in the payment of money by the Parent, the Borrower or any Subsidiary of the Borrower in an amount of $250,000 or more in the aggregate, or otherwise constitute a Material Adverse Change, or result in the loss or suspension of any material License;

        (d) Promptly upon receipt from any governmental agency, or any government, political subdivision or other entity, any material notice, correspondence, hearing, proceeding or order regarding or affecting the Parent, the Borrower, any Subsidiary of the Borrower, or any of their Properties or businesses not in the ordinary course of business, a copy of such notice, correspondence, hearing, proceeding or order;

        (e) Promptly upon and in any event within forty-eight hours after the Borrower first has knowledge of (i) the Parent failing to (A) continue to qualify as a real estate investment trust as defined in Section 856 of the Code or (B) maintain its REIT Status, (ii) any act by the Parent causing the election by the Parent or the Borrower, as applicable, to be taxed as a real estate investment trust to be terminated, (iii) any act causing the Parent to be subject to the taxes imposed by Section 857(b)(6) of the Code, (iv) the Parent failing to be entitled to a dividends paid deduction under Section 857 of the Code, (v) the Parent failing to satisfy any condition or limitation set forth in
Section 856(b) or 856(c) of the Code, (vi) any challenge by the Internal Revenue Service to the Parent's REIT Status, (vii) the Borrower or any Subsidiary of Borrower failing to be a Qualified REIT Subsidiary, or (viii) any challenge by the Internal Revenue Service to the status of Borrower or any Subsidiary of Borrower as a Qualified REIT Subsidiary, notice of any such occurrence or circumstance; and

        (f) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Parent, the Borrower and its Subsidiaries that is within the Borrower's control, as the Administrative Lender or any Lender may reasonably request.

        7.05. Notice of Litigation, Default and Other Matters. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

        (a) The commencement of all proceedings and investigations by or before the FCC, the FAA or any other governmental body, and all other actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of $250,000 in the aggregate (after deducting the amount with respect to the Parent, the Borrower or any

Subsidiary of the Borrower is insured), against or in any other way relating directly to the Parent, the Borrower, any Subsidiary of the Borrower, or any of their Properties or businesses;

        (b) Promptly upon the happening of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

        (c) Any Material Adverse Change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Parent, the Borrower or any Subsidiary of the Borrower.

        7.06.  ERISA Reporting Requirements.

        (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

        (b) Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

        (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

        (d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

        (e) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

        (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

        (g) Notification within three Business Days after the Borrower or any member of its Controlled Group knows or has reason to know that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of
Section 4041(c) of ERISA and a copy of such notice; and

        (h) Promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan.

        7.07. Fee Owned Property, Ground Leases, Tenant Leases and Tower Construction Advances.

        (a) Monthly Compliance Certificate. Within 20 days after the end of each month during the term of this Agreement (and together with the Compliance Certificate required by Section 7.03 hereof), the Borrower shall provide the Administrative Lender and each Lender with compliance certificates certified by an Authorized Officer regarding (i) compliance by the Borrower with Section 6.15 hereof and (ii) designation of Tower Construction Advances and the related Towers, the aggregate outstanding amount of Tower Construction Advances and compliance with Section 8.01(f) hereof, each for the most recently completed month, substantially in the form of Exhibit C hereto, in sufficient detail, form and substance reasonably acceptable to the Administrative Lender.

        (b) Quarterly Information Regarding Fee Owned Real Property, Ground Leases and Tenant Leases. The Borrower shall provide the Administrative Lender and each Lender, with quarterly updates delivered with the Compliance Certificate as required in Section 7.03 hereof, certifying as to (i) all existing Ground Leases and fee owned real property of the Borrower and the

Subsidiaries of the Borrower, (ii) the annual charges paid in connection with fee owned real Property (if any) and Ground Leases of the Borrower and the Subsidiaries of the Borrower, and the annual revenues generated by each Tower on each Ground Lease and each fee owned real property, (iii) the termination date for each such Ground Lease, (iv) whether there exists a material breach or default by any party to any such Ground Lease (or alleged breach or default),
(v) a list of all Non-Conforming Ground Leases on such date (detailing the reason for non-compliance), together with a detail of all Tower Cash Flow generated by any Tower on all NonConforming Ground Leases, and any non-compliance with respect to any requirement set forth in Section 6.15 hereof or set forth on Schedule 2.16 hereof for any fee owned real Property of the Borrower and each Subsidiary of the Borrower, and (vi) a list of all Primary NonConforming Tenant Leases and Secondary Non-Conforming Tenant Leases (detailing the reason for non-compliance) and all Tenant Lease Revenues generated by such Primary Non-Conforming Tenant Leases and Secondary Non-Conforming Tenant Leases, all in form and substance acceptable to the Administrative Lender. Each such quarterly update certificate shall be certified by an Authorized Officer that there exists no breach of Section 6.15 hereof and that there exists no Default or Event of Default under Section 9.01(t) hereof.

        (c) Annual Information Regarding Tenant Leases. The Borrower shall provide the Administrative Lender and each Lender, with annual updates as to all existing Tenant Leases delivered with the annual information required by Section
7.02 hereof, such information to show the Tenant Lease Revenues with respect to each Tenant Lease, the termination date for each such Tenant Lease, whether such Tenant Lease is a Primary Non-Conforming Tenant Lease or a Secondary Non-Conforming Tenant Lease (and the reason therefor), and whether there exists a material breach or default by any party to a (i) material Tenant Lease or (ii) group of Tenant Leases which is material, all in form and substance acceptable to the Administrative Lender.

                       ARTICLE VIII.  NEGATIVE COVENANTS

        So long as any of the Obligations are outstanding and unpaid or the Available Commitment or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

        8.01.  Financial Covenants.

               (a) TOTAL LEVERAGE RATIO. The Borrower shall not permit the Total Leverage Ratio to be more than the following ratios at the end of any fiscal quarter during the time during the following time periods:

                Period                                             Ratio
                ------                                             -----

        From the Closing Date
        through September 30, 1998                               10.25 to 1.00

        From October 1, 1998
        through December 31, 1998                                9.50 to 1.00

        From January 1, 1999
        through June 30, 1999                                    9.00 to 1.00

        From July 1, 1999
        through March 31, 2000                                   8.25 to 1.00

        From April 1, 2000
        through March 31, 2001                                   7.50 to 1.00

        From April 1, 2001
        through March 31, 2002                                   7.00 to 1.00

        From April 1, 2002
        through March 31, 2003                                   6.50 to 1.00

        From April 1, 2003
        and thereafter                                           6.00 to 1.00

        provided however,

        (i) that in the event of a failure to meet the ratios required by this
        Section 8.01(a), so long as no other Default or Event of Default exists hereunder, ABRY may, through the Parent, not more than two times during the term of this Agreement (in addition to those instances in which ABRY may be required to make such a contribution pursuant to Section 2(b) of the Capital Contribution Agreement), prior to the delivery by the Borrower of its Compliance Certificate in accordance with Section 7.03 hereof evidencing such breach, make either (A) an equity capital contribution or (B) a loan to the Borrower constituting Cure Sub Debt, or any combination of equity and Cure Sub Debt, in each case to enable the Borrower to reduce the outstanding principal amount of Advances hereunder in an amount sufficient to cure the breach under this Section 8.01(a). In the event that the ABRY makes such capital contribution or loan constituting Cure Sub Debt, the Borrower must reduce the outstanding Advances hereunder by such amount, and the Borrower may demonstrate its compliance with the financial covenant in this Section 8.01(a) by calculating such covenant (I) after such contribution or Cure Sub Debt loan has been made, and (II) after the Obligation has been reduced by such contribution or such Cure Sub Debt loan. Notwithstanding anything in this Agreement to the contrary, the second time that ABRY makes any capital contribution or Cure Sub Debt loan to cure any Event of Default as a result of a violation of this Section 8.01(a) as permitted above, any such capital contribution or Cure Sub Debt loan shall be applied in accordance with the terms of Section 2.05(b) hereof, but shall permanently reduce the outstanding Obligations by a reduction in the Available Commitment in accordance with the terms of Section 2.11(c)(i) hereof; and

        (ii) notwithstanding anything herein to the contrary, no Advance constituting a Tower Construction Advance will be included in the Total Debt calculation to determine compliance with this Section 8.01(a), but only so long as (A) such Advance remains a Tower Construction Advance, and (B) there is not included in the calculation of EBITDA for the purposes of this Section 8.01(a) only, revenue attributable to any new Tower being constructed with the proceeds of any such Tower Construction Advance for so long as any such Tower Construction Advance remains designated as a Tower Construction Advance, it being understood by the parties hereto that, notwithstanding the use of Tower Construction Advances to refurbish or replace any existing Tower, revenue attributable to such refurbished or replacement Tower may not be included in the calculation of EBITDA to determine compliance with this
        Section 8.01(a).

               (b) SENIOR LEVERAGE RATIO. The Borrower shall not permit the Senior Leverage Ratio to be more than the following ratios at the end of any fiscal quarter during the time during the following time periods:

                Period                                             Ratio
                ------                                             -----

        From the Closing Date
        through March 31, 1999                                   5.25 to 1.00

        From April 1, 1999
        through March 31, 2000                                   5.00 to 1.00

        From April 1, 2000
        through March 31, 2001                                   4.50 to 1.00

        From April 1, 2001
        through March 31, 2002                                   4.00 to 1.00

        From April 1, 2002
        through March 31, 2003                            `      3.50 to 1.00

        From April 1, 2003
        and thereafter                                           3.00 to 1.00

        provided however,

        (i) that in the event of a failure to meet the ratios required by this
        Section 8.01(b), so long as no other Default or Event of Default exists hereunder, ABRY may, through the Parent, not more than two times during the term of this Agreement (in addition to those instances in which ABRY may be required to make such a contribution pursuant to Section 2(b) of the Capital Contribution Agreement), prior to the delivery by the Borrower of its Compliance Certificate in accordance with Section 7.03 hereof evidencing such breach, make either (A) an equity capital contribution or (B) a loan to the Borrower constituting Cure Sub Debt, or any combination of equity and Cure Sub Debt, in each case to enable the Borrower to reduce the outstanding principal amount of Advances hereunder in an amount sufficient to cure the breach under this Section 8.01(b). In the event that the ABRY makes such capital contribution or loan constituting Cure Sub Debt, the Borrower must reduce the outstanding Advances hereunder by such amount, and the Borrower may demonstrate its compliance with the financial covenant in this Section 8.01(b) by calculating such covenant (I) after such contribution or Cure Sub Debt loan has been made, and (II) after the Obligation has been reduced by such contribution or such Cure Sub Debt loan. Notwithstanding anything in this Agreement to the contrary, the second time that ABRY makes any capital contribution or Cure Sub Debt loan to cure any Event of Default as a result of a violation of this Section 8.01(b) as permitted above, any such capital contribution or Cure Sub Debt loan shall be applied in accordance with the terms of Section 2.05(b) hereof, but shall permanently reduce the outstanding Obligations by a reduction in the Available Commitment in accordance with the terms of Section 2.11(c)(ii) hereof; and

        (ii) notwithstanding anything herein to the contrary, no Advance constituting a Tower Construction Advance will be included in the Senior Debt calculation to determine compliance with this Section 8.01(b), but only so long as (A) such Advance remains a Tower Construction Advance, and (B) there is not included in the calculation of EBITDA for the purposes of this Section 8.01(b) only, revenue attributable to any new Tower being constructed with the proceeds of any such Tower Construction Advance for so long as any such Tower Construction Advance remains designated as a Tower Construction Advance, it being understood by the parties hereto that, notwithstanding the use of Tower Construction Advances to refurbish or replace any existing Tower, revenue attributable to such refurbished or replacement Tower may not be included in the calculation of EBITDA to determine compliance with this
        Section 8.01(b).

        (c) INTEREST COVERAGE RATIO. The Borrower shall not permit, at the end of any fiscal quarter, the ratio of (a) EBITDA for the preceding twelve month period to (b) the difference between (i) Interest Expense for the preceding twelve month

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

        period minus (ii) accrued interest expense to be paid in-kind by the Borrower, the Parent or any Subsidiary of the Borrower, to be less than the following ratios during the following time periods:

                 Period                                         Ratio
                 ------                                         -----

         From the Closing Date
         through December 31, 1998                              1.75 to 1.00

         From January 1, 1999
         through December 31, 1999                              2.00 to 1.00

         From January 1, 2000
         and thereafter                                         2.25 to 1.00

      (d) DEBT SERVICE COVERAGE RATIO. The Borrower shall not permit at the end of any fiscal quarter the ratio of (a) Annualized EBITDA to (b) Pro Forma Debt Service to be less than 1.25 to 1.00.

      (e) FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit at the end of any fiscal quarter the ratio of (a) EBITDA for the most recently completed twelve month period to (b) Fixed Charges for the most recently completed twelve month period, to be less than 1.10 to 1.00.

      (f) CAPITAL EXPENDITURES FOR TOWER CONSTRUCTION. On any date of determination, the Borrower shall not permit the aggregate outstanding Tower Construction Advances to exceed $30,000,000, provided that, notwithstanding the foregoing, such $30,000,000 limitation shall be reduced on such dates and by such percentage of $30,000,000, as is set forth below:

                                                        Percentage of
             Date of Payment                              $30,000,000.00
             ---------------                              --------------
             June 30, 2000                               3.33%
             September 30, 2000                                 3.33%
             December 31, 2000                                  3.34%
             March 31, 2001                              3.75%
             June 30, 2001                               3.75%
             September 30, 2001                                 3.75%
             December 31, 2001                                  3.75%
             March 31, 2002                              5.00%
             June 30, 2002                               5.00%
             September 30, 2002                                 5.00%
             December 31, 2002                                  5.00%
             March 31, 2003                              5.00%
             June 30, 2003                               5.00%
             September 30, 2003                                 5.00%
             December 31, 2003                                  5.00%
             March 31, 2004                              5.00%

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

             June 30, 2004                               5.00%
             September  30, 2004                                5.00%
             December 31, 2004                                  5.00%
             March 31, 2005                              3.75%
             June 30, 2005                               3.75%
             September  30, 2005                                3.75%
             December 31, 2005                                  3.75%

      Proceeds of all Tower Construction Advances used for preconstruction and preacquisition expenses of the Borrower, including without limitation, survey fees, environmental audit fees, and other expenses typically expended by a buyer in connection with the acquisition of telecommunications towers, shall not exceed $1,500,000 in the aggregate. Proceeds of all other Tower Construction Advances shall be used for acquisition costs, hard costs of construction, and any other expenses of the Borrower associated with constructing a tower.

      8.02. Debt for Borrowed Money. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Debt for Borrowed Money, except:

      (a) with respect to the Borrower and its Subsidiaries, Debt for Borrowed Money under the Loan Papers;

      (b) with respect to the Borrower, Debt for Borrowed Money described on
Schedule 8.02 hereto attached hereto in the principal amounts and as such Debt for Borrowed Money exists as of the Closing Date;

      (c) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Parent, Subordinated Debt owed to ABRY up to a maximum aggregate amount of $15,000,000, which may be refinanced (provided no Default or Event of Default exists or would result from the incurrence thereof) with proceeds of one or more issuances (and refinances thereof) of subordinated debt or equity which is on terms and conditions and pursuant to documentation satisfactory to the SuperMajority Lenders);

      (d) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Borrower and the Parent, unsecured Debt for Borrowed Money up to the maximum aggregate amount at any one time outstanding of $250,000 for both the Borrower and the Parent, which Debt may not be subject to an interest rate in excess of 13% per annum;

      (e) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Borrower and the Parent, secured Debt for Borrowed Money not to

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

exceed $350,000 in the aggregate for the Borrower and the Parent throughout the term of this Agreement;

      (f) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Borrower, accrued but unpaid Earn-Out Liabilities;

      (g) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Parent, the Borrower and the Subsidiaries of the Borrower, Debt owed to each other; provided that all Debt owed by the Borrower or any of its Subsidiaries to the Parent shall be Subordinated Debt;

      (h) provided that no Default or Event of Default exists or would result from the incurrence thereof, in addition to the Subordinated Debt the Parent is entitled to incur in accordance with the terms of Section 8.02(c) above, the Parent may incur Subordinated Debt to the Shareholders, such Subordinated Debt not to exceed in principal face amount in the aggregate for any taxable year, the amount necessary to enable the Borrower to obtain the maximum possible deduction for dividends paid, as defined in Section 561 of the Code and further described in Section 857 of the Code for such year, taking into account the sum of all distributions previously made to Shareholders permitted by Section 8.08(b)(iii) hereof for such fiscal year, provided that, any determination under
Section 857 of the Code shall take into consideration for such purpose the necessity of increasing the aggregate amounts distributed to reflect the fact that distributions in redemption of any preferred return on any class of stock will be treated as being made partly from earnings and profits and partly from capital;

      (i) provided that no Default or Event of Default exists or would result from the incurrence thereof, Debt for Borrowed Money incurred by the Borrower to sellers in connection with Permitted Acquisitions, the amount of such Debt which shall not exceed, together with the amount of seller Debt described on Schedule
8.02 hereto, the aggregate amount of Letters of Credit which are issued hereunder in connection with such Permitted Acquisitions; and

      (j) provided that, no Default or Event of Default exists or would result from the incurrence thereof, Debt for Borrowed Money of the Parent incurred pursuant to the Parent Senior Notes.

      8.03. Liens. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets or Properties, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall not, and shall not permit Parent or any Subsidiary of the Borrower to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or

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

permitted to exist, directly or indirectly, any Lien on any of its assets or Properties.

      8.04. Investments. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, make any Investment, except that the Borrower may purchase or otherwise acquire and own:

      (a) Marketable, direct obligations of, or guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

      (b) Commercial paper issued by U.S. corporations that have a rating of A-1/P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc.;

      (c) Certificates of deposit of domestic banks maturing within 365 days of the date of purchase, which banks' debt obligations have one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc.;

      (d) Securities issued by U.S. corporations that have one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc.;

      (e) Investments in newly-formed or existing, wholly-owned Subsidiaries of the Borrower (i) that are subject to the provisions hereof, (ii) that are or immediately become party to the Subsidiary Guaranty and any security documents required by the Administrative Lender, (iii) whose stock is pledged to the Lenders to secure the Obligations pursuant to a pledge agreement substantially identical in form and substance to the Borrower Pledge Agreement and (iv) that are Qualified REIT Subsidiaries;

      (f) Accounts receivable that arise in the ordinary course of business and are payable on standard terms;

      (g) Investments in existence on the Closing Date which are described on
Schedule 8.04 hereto;

      (h) Investments constituting Permitted Acquisitions permitted by Section 8.06(b) hereof;

      (i) So long as there exists no Default or Event of Default at the time such Investment is made, Investments not in excess of $200,000 at any one time outstanding made by the Borrower in the form of advances to executive employees for the purchase by any such employees of residential property, but only to the extent that ABRY has made a capital contribution to the Parent, and the Parent has made a capital contribution to the Borrower, each in the form of equity, and provided further that no such capital contribution

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

may be used by the Borrower in connection with required capital contributions for Permitted Acquisitions, General and Administrative Expenses and curing Defaults and Event of Defaults under this Agreement and the Loan Papers; and

      (j) Certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, overnight bank deposits and repurchase obligations having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government or any agency thereof, in each case, of either an Eligible Assignee or Brown Brothers Harriman & Co., provided that such Investments do not exceed $20,000,000 in the aggregate at any time outstanding.

      8.05. Amendment and Waiver. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, enter into any amendment of any term or provision, or accept any consent or waiver with respect to any such provision, of (a) its articles of incorporation or by-laws in any manner material and adverse to the Lenders, (b) any material provision of any material Capital Lease in any manner material and adverse to the Lenders, (c) the Capital Contribution Agreement, (d) any provision in any Ground Lease provision that is set forth on Exhibit K hereto or (e) any material provision of the Stockholders Agreement in any manner material and adverse to the Lenders or which would result in a breach of any provision of the Loan Papers. The Borrower shall not, nor shall it permit the Parent or any Subsidiary of the Borrower to, amend or change (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, the Subordinated Debt or the Parent Senior Notes that would result in (a) an increase in any principal, interest, fees, or other amounts payable under the Subordinated Debt or the Parent Senior Notes (including without limitation a waiver or action that results in the waiver of any payment default under the Subordinated Debt or the Parent Senior Notes), (b) a change in any date fixed for any payment of principal, interest, fees, or other amounts payable under the Subordinated Debt or the Parent Senior Notes (including, without limitation, as a result of any redemption) to a date earlier than January 31, 2005, (c) a change in any financial covenant in the Subordinated Debt or the Parent Senior Notes Documentation to a more restrictive provision for the Borrower, the Parent or any Subsidiary of the Borrower, (d) an increase in any remedy or right (or any change that broadens the rights or remedies) of the holders of the Subordinated Debt or the Parent Senior Notes, (e) a change in any covenant, term or provision in the Subordinated Debt or the Parent Senior Notes which would result in such term or provision being more restrictive than the terms of this Agreement and the Loan Papers, or (f) a change in any term or provision of the Subordinated Debt or the Parent Senior Notes, or other document or instrument in connection therewith that could have, in any material respect, an adverse effect on the interests of the Lenders.

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

      8.06. Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, at any time:

      (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, Properties or business (other than in the ordinary course of business and other than assets that are damaged or obsolete), provided that, (i) any Subsidiary of the Borrower can be dissolved so long as the Borrower or a wholly-owned Subsidiary of the Borrower acquires all such Subsidiary's assets; and (ii) so long as there exists no Default or Event of Default both before and after giving effect to such sale and the Borrower complies fully with Section 2.05(c) hereof, Borrower may consummate the sale of Towers (but not all or any substantial portion of Towers);

      (b) acquire any assets, Property or business of any other Person except
(i) the Borrower and the Subsidiaries of the Borrower may acquire assets and Property acquired in the ordinary course of business and (ii) provided no Default or Event of Default exists or would result therefrom, the Borrower may consummate transactions constituting Permitted Acquisitions;

      (c) enter into any merger or consolidation, except that, so long as there exists no Default or Event of Default and none is caused thereby, (i) any Subsidiary of the Borrower can merge or consolidate into any other Subsidiary of the Borrower, or so long as such transaction is in connection with a Permitted Acquisition, into another Person, so long as a Subsidiary of the Borrower is a survivor, or into the Borrower so long as the Borrower is the surviving corporation, and (ii) another Person may be merged into the Borrower or any Subsidiary of the Borrower in connection with a Permitted Acquisition, so long as the Borrower or such Subsidiary is the surviving corporation; or

      (d) create or acquire any Subsidiary, except as permitted by Section 8.04(e) hereof.

In connection with any asset sale permitted by this Section 8.06 or otherwise consented to by the Lenders in accordance with the terms of this Agreement, the Administrative Lender is hereby authorized by each Lender to (i) execute any and all releases deemed appropriate by it to release such assets of the Borrower and the Subsidiaries of the Borrower constituting Collateral from all Liens and security interests securing all or any portion of the Obligations, (ii) return to the Borrower any such Collateral in the possession of the Administrative Lender, and (iii) take such other action as the Administrative Lender deems necessary or appropriate in connection with such transaction and in furtherance of the effectuation thereof.

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

      8.07. Guaranties; Contingent Liabilities. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Contingent Liabilities, except pursuant to the Loan Papers.

        8.08. Restricted Payments. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, directly or indirectly declare, make or pay any Restricted Payment; provided, however

        (a) any Subsidiary of the Borrower may declare and pay a Distribution to the Borrower, and

        (b) so long as there exists no Default or Event of Default immediately before and after giving effect to any such transaction or payment,

             (i) the Borrower may pay ABRY (A) a management fee in an amount not to exceed in the aggregate for any fiscal year of the Borrower, $75,000, plus (B) up to $25,000 in the aggregate for any fiscal year of the Borrower to reimburse ABRY for out of pocket expenses incurred for such year,

             (ii) (A) the Borrower and the Parent may each make payments in kind on its Subordinated Debt (but only in kind payments and no cash payments),

             (iii) the Borrower may annually make not more than two cash distributions to the Parent, who must use such cash distributions to make distributions to the Shareholders, each such distribution in an aggregate amount per taxable year equal to (A) the amount of gross income actually includible by the Shareholders on their Tax returns with respect to such taxable year solely as a result of the operations of the Parent, the Borrower and its Subsidiaries, multiplied by (B) the sum of the highest marginal Federal and highest marginal State income tax rates applicable to one or more of the Shareholders,

             (iv) Borrower may make one or more distributions with respect to any taxable year constituting Subordinated Debt to the Parent, who, to the extent such distribution is made by the Borrower may make one or more distributions with respect to any taxable year constituting Subordinated Debt to the Shareholders, each such distribution constituting Subordinated Debt not to exceed in the aggregate an amount necessary to enable the Parent to obtain the maximum possible deduction for dividends paid, as defined in Section 561 of the Code and further described in Section 857 of the Code for such year, taking into account the sum of all distributions previously paid to Shareholders in accordance with the terms of Section 8.08(b)(iii) above, provided that, in connection with any such distribution, the Parent shall take into consideration for such purpose the necessity of increasing the aggregate amounts distributed to reflect the fact that distributions in redemption of any preferred return on any class of stock will be treated as being made partly from earnings and profits and partly from capital,

             (v) the Borrower may make a distribution to the Parent to enable the Parent to repurchase capital stock of the Parent owned by any deceased Shareholder (and the Parent is hereby permitted to do so) (A) to the extent that the Borrower was the beneficiary of a key-man life insurance policy on such Shareholder and (B) in an amount not to exceed net proceeds received by the Borrower from such key-man life insurance,

             (vi) at such time as the Total Leverage Ratio is less than 5.00 to 1.00, the Borrower may make a distribution to the Parent to enable the Parent to repurchase capital stock of the Parent owned by any Shareholder that was an officer of the Borrower that has resigned or has been terminated (and the Parent is hereby permitted to do so) (A) in accordance with the terms of that certain Second Amended and Restated Subscription and Stockholders Agreement, among the Parent and the Shareholders, dated as of May 16, 1996 (the "Stockholders Agreement") and (B) in an amount not to exceed any equity contribution made by ABRY to the Parent and by the Parent to the Borrower for such purpose,

             (vii) the Borrower may make an annual distribution to Parent in an amount not to exceed $25,000 to reimburse the Parent for its miscellaneous expenses,

             (viii) within 130 days after the end of each fiscal year of Borrower ending on or after March 31, 2000, to the extent there exists Excess Cash Flow not required to reduce the Available Commitment pursuant to Section 2.11(c)(iv) hereof, the Borrower may make an annual distribution to the Parent in the amount of such Excess Cash Flow, and

             (ix) until September 1, 2003, the Parent may make payments in kind only on the Parent Senior Notes (but only in kind payments and no cash payments), in accordance with the terms of the Parent Senior Notes Documentation.

      8.09. Affiliate Transactions. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets or Properties to any Affiliate, on terms materially less advantageous to the Parent, the Borrower or any Subsidiary of the Borrower than would be the case if such transaction had been effected with a non-Affiliate, except pursuant to the Capital Contribution Agreement, the agreements listed on
Schedule 8.09 hereto and except for Restricted Payments permitted to be paid under Section 8.08 hereof, and as expressly permitted in Sections 8.02 and 8.04 hereof.

      8.10. Compliance with ERISA. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Majority Lenders) liability to the Borrower or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of liability of the Borrower or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability to the Borrower or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any liability to the Borrower or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

      8.11. Capital Stock. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to (a) make or permit any transfer, assignment, distribution, mortgage, pledge or gift of any shares of Pledged Stock, and (b) issue any Capital Stock, except as specifically permitted pursuant to Section 8.02(c) hereof, provided that, if there exists no Default or Event of Default before and immediately after giving effect to such issuance (provided that, in accordance with the provisions of Sections 8.01(a) and 8.01(b) hereof, a Default or Event of Default may exist prior to such issuance), the Parent may issue Capital Stock of the Parent to any Person.

      8.12. Sale and Leaseback. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets, except that the Borrower may sell real estate that it owns and thereafter lease it subject to a Ground Lease, provided that the Borrower complies with the provisions of Sections 6.15 and 7.07 hereof as if the Borrower had acquired such leased property.

      8.13. Sale or Discount of Receivables. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

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

      8.14. Limitation on Restrictive Agreements. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the incurrence of indebtedness, (b) the granting of Liens, (c) the making or granting of Guarantees, (d) the payment of dividends or Distributions, (e) the purchase, redemption or retirement of any Capital Stock, (f) the making of loans or advances, (g) transfers or sales of property or assets (including Capital Stock) by the Parent, the Borrower or any of its Subsidiaries, (h) the making of Investments, (i) any change of control or management, or (j) any amendment of, or waiver or consent to, any provision of this Agreement or any other Loan Paper.

                        ARTICLE IX.  EVENTS OF DEFAULT

      9.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

      (a) The Borrower shall fail to pay any (i) principal payable under any Loan Paper on the date due; or (ii) any interest, fees or other amounts payable within three days of the date due;

      (b) Any representation or warranty made or deemed made by any Obligor (or any of its officers or representatives) under or in connection with any Loan Paper shall prove to have been incorrect or misleading in any material respect when made or deemed made;

      (c) The Borrower shall fail to perform or observe any term or covenant contained in Article VIII hereof;

      (d) Any Obligor shall fail to perform or observe any other term or covenant contained in any Loan Paper, other than those described in Sections 9.01(a), (b) and (c) above or in Sections 6.15(a) and (b) hereof, and such failure shall not be remedied within thirty days following the earlier of the Borrower's knowledge of such failure or notice fro any Lender of the occurrence of such failure;

      (e) Any of the following shall occur: (i) Any Loan Paper or material provision thereof shall, for any reason, not be valid and binding on the Obligor signatory thereto, or not be in full force and effect, or shall be declared to be null and void; or (ii) the validity or enforceability of any Loan Paper shall be contested by any Obligor; or (iii) any Obligor shall deny in writing that it has any or further liability or obligation under its respective Loan Papers; or
(iv) any default or breach under any provision of any

Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;

      (f) Any of the following shall occur: (i) any Obligor shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) any Obligor shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to any Obligor under any Debtor Relief Laws; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against any Obligor, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such petition or application shall be consented to or uncontested by such Obligor, or if contested by such Obligor, shall not be dismissed within 60 days following the filing of such petition or application; (iv) any final order, judgment, or decree shall be entered in any proceedings against any Obligor decreeing its dissolution; or (v) any final order, judgment, or decree shall be entered in any proceedings against any Obligor decreeing its split-up which requires the divestiture of a substantial part of its assets;

      (g) Any of the following shall occur: (i) The Borrower or any other Obligor shall fail to pay any Subordinated Debt, Debt evidenced by the Parent Senior Notes or any other Debt, or obligations in respect of Capital Leases (other than Debt under the Loan Papers) in an aggregate amount of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) the Borrower or any other Obligor shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt; or
(iii) any such Debt shall be declared to be due and payable, or required to be prepaid, mandatorily redeemed or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

      (h) Any Obligor shall have any final judgment(s) outstanding against it for the payment of $1,000,000 or more, and such judgment(s) shall remain unstayed, in effect, and unpaid for the period of time after which the judgment holder may and may cause the creation of Liens against or seizure of any of its Property;

      (i) Any of the following shall have occurred: (i) Any ERISA Event shall have occurred with respect to a Plan of the Borrower, and the sum of the Insufficiency of such Plan and liabilities relating thereto is equal to or greater than $1,000,000 or (ii) the

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

Borrower or any ERISA Affiliate of the Borrower shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000;

      (j) The Borrower or any ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that (A) it has incurred Withdrawal Liability to such Plan in an amount that, exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum, or (B) such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $1,000,000;

      (k) Any Obligor shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which would constitute a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount which would constitute a Material Adverse Change;

      (l) Any of the following shall have occurred: (i) Any Property (whether leased or owned), or the operations conducted thereon by any Obligor or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation would constitute a Material Adverse Change; or (ii) such Obligor shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same would constitute a Material Adverse Change;

      (m) Any of the following shall have occurred: (i) Any Loan Paper shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral purported to be covered thereby (except as permitted by the terms of this Agreement or consented to by the Lenders); or (ii) less than 100% of the Capital Stock of the Borrower shall be pledged to secure the Obligations;

      (n) Any of the following shall have occurred: (i) A final non-appealable order is issued by any Tribunal, including, but not limited to, the FCC, the FAA or the United States Justice Department, requiring Borrower to divest a substantial portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (ii) any Tribunal shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of Borrower;

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

      (o) Any of the following shall have occurred if the effect thereof is to cause a Material Adverse Change: (i) Any License whether presently existing or hereafter granted to or obtained by Borrower or any Subsidiary of the Borrower shall expire without renewal on or before payment in full of the Notes and all Obligations hereunder, or be suspended or revoked, or (ii) Borrower or any Subsidiary of the Borrower shall become subject to any injunction or other order affecting or which may affect Borrower's or a Subsidiary of the Borrower's present or proposed operations under any such License;

      (p) Any of the following shall have occurred: (i) There shall exist any breach of the Capital Contribution Agreement after the expiration of any applicable grace period, or (ii) ABRY or the Parent shall fail at any time to perform any obligation it has under the Capital Contribution Agreement, after the expiration of any applicable grace period, or (iii) ABRY, the Parent or the Borrower denies the validity or enforceability of the Capital Contribution Agreement or any material provision thereof;

      (q) Any of the following shall have occurred: (i) the Shareholders in existence on the Closing Date shall, at any time, own and control less than 51% of the outstanding voting stock of the Parent; or (ii) the Parent shall own less than 100% of the Capital Stock of the Borrower, or the Borrower shall own less than 100% of its Subsidiaries;

      (r) For any taxable year, the Borrower shall have made any Restricted Payment to the Parent, or the Parent shall have made any Restricted Payment to any Shareholder in accordance with the terms of Section 8.08(b)(iii) hereof for the tax liability of any Shareholder for such taxable year, and the Borrower or the Parent shall also have paid or be subject to any Federal income tax on any amount in excess of five percent of the Borrower's real estate investment trust taxable income for such taxable year;

      (s) Any civil action, suit or proceeding shall be commenced against Borrower, the Parent, or any Subsidiary of the Borrower under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970)("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction and forfeiture shall commence against assets in the aggregate having fair market value of $1,000,000 or more, or any criminal action or proceeding shall be commenced against the Borrower, the Parent, or any Subsidiary of the Borrower under any federal or state racketeering statute (including, without limitation, RICO);

      (t) With respect to Parent, Borrower or any Subsidiary of the Borrower,
(i) any such entity fails to pay dividends in the amount of taxable income necessary to maintain Parent's REIT Status, or (ii) Parent shall fail to maintain its REIT Status or (iii)

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

Borrower or any Subsidiary of Borrower shall fail to maintain its status as a Qualified REIT Subsidiary;

      (u) A "Change of Control" as that term is defined in the Parent Senior Notes Documentation shall occur; and

      (v) The Borrower shall not have received an equity contribution within five days after the payment by the Borrower of cash dividends in accordance with the terms of Sections 8.08(b)(iii) and (iv) hereof ("Tax Dividends"), in an amount not less than the difference between (i) the aggregate amount of such Tax Dividends and (ii) the Shareholder's maximum tax liability as a result of the operations of the Borrower (after giving effect to all tax benefits).

      9.02. Remedies upon Default. If an Event of Default described in Section 9.01(f) shall occur with respect to any Obligor, the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Lender or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, Administrative Lender may at its election, do any one or more of the following:

      (a) Declare the entire unpaid balance of all Advances immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 9.01 hereof), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

      (b)    Terminate the Available Commitment;

      (c) Reduce any claim of Administrative Lender and Lenders to judgment;

      (d) Demand (and the Borrower shall pay to Administrative Lender) immediately upon demand and in immediately available funds, the amount equal to the aggregate amount of the Letters of Credit then outstanding, irrespective of whether such Letters of Credit have been drawn upon, all as set forth and in accordance with the terms of provisions of Article III hereof. The Administrative Lender shall promptly advise the Borrower of any such declaration or demand but failure to do so shall not impair the effect of such declaration or demand; and

      (e) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

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

      9.03. Cumulative Rights. All Rights available to Administrative Lender and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not Administrative Lender or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

      9.04. Waivers. The acceptance by Administrative Lender or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Lender or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Lender or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

      9.05. Performance by Administrative Lender or any Lender. Should any covenant of any Obligor fail to be performed in accordance with the terms of the Loan Papers, Administrative Lender may, at its option, perform or attempt to perform such covenant on behalf of such Obligor. Notwithstanding the foregoing, it is expressly understood that neither Administrative Lender nor any Lender assumes, and shall not ever have, except by express written consent of Administrative Lender or such Lender, any liability or responsibility for the performance of any duties or covenants of any Obligor.

      9.06. Expenditures. The Borrower shall reimburse Administrative Lender and each Lender for any reasonable sums spent by it in connection with the exercise of any Right under Section 9.05 hereof. Such sums shall bear interest at the lesser of (a) the Base Rate (whether or not in effect), plus 2.00% per annum and
(b) the Highest Lawful Rate, from five days after the date any Lender makes demand to the Borrower for reimbursement of such amount until the date of repayment by the Borrower.

      9.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Lender or any Lender any Rights to exercise control over the affairs and/or management of any Obligor, the power of Administrative Lender and each Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however,
                                                          --------  -------
that if Administrative Lender or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.

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

                     ARTICLE X.  THE ADMINISTRATIVE LENDER

      10.01. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Lender to take such action as Administrative Lender on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Lender by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Lender shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 11.01 hereof), and such instructions shall be binding upon all Lenders; provided, however, that Administrative Lender shall not be required to take any action which exposes Administrative Lender to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Lender agrees to give to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Lender by the Borrower for the Ratable or individual account of any Lender. Functions of the Administrative Lender are administerial in nature and in no event shall the Administrative Lender have a fiduciary or trustee relationship in respect of any Lender by reason of this Agreement or any Loan Paper.

      10.02. Administrative Lender's Reliance, Etc. Neither Administrative Lender, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Lender (a) may treat the payee of any Note as the holder thereof until Administrative Lender receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Lender; (b) may consult with legal counsel (including counsel for the Borrower or any of its Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of any Obligor or its Subsidiaries or to inspect the Property (including the books

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

and records) of any Obligor or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

      10.03. NationsBank, N.A. and Affiliates. With respect to its Available Commitment, its Advances, and any Loan Papers, NationsBank, N.A. has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Lender. NationsBank, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Obligor, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank, N.A. were not Administrative Lender and without any duty to account therefor to any Lender.

      10.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Lender or any other Lender, and based on the financial statements referred to in Section 5.01(j),
Article VII hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

      10.05. Indemnification by Lenders. Lenders shall indemnify Administrative Lender, Pro Rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Lender in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Lender thereunder, including any negligence of Administrative Lender; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Lender's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Lender, Pro Rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Lender in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section 10.05 shall survive the termination of this Agreement.

      10.06. Successor Administrative Lender. Administrative Lender may resign at any time by giving written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Lender, if it is a Lender). Upon any such resignation, Majority Lenders shall have the right to appoint a successor Administrative Lender. If no successor Administrative Lender shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Lender's giving of notice of resignation, then the retiring Administrative Lender may, on behalf of Lenders, appoint a successor Administrative Lender, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Lender hereunder by a successor Administrative Lender, such successor Administrative Lender shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Lender, and the retiring Administrative Lender shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Lender is unable to appoint a successor Administrative Lender, Administrative Lender shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Lender hereunder. Notwithstanding any Administrative Lender's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Lender under this Agreement.

                          ARTICLE XI.  MISCELLANEOUS

      11.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by the Borrower or any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and the Administrative Lender with the consent of the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by all of Lenders and Administrative Lender, (a) increase the Available Commitment (except as specifically permitted by Section 2.18 hereof), (b) reduce any principal, interest, fees, or other amounts

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

payable hereunder, or waive or result in the waiver of any Event of Default under Section 9.01(a) hereof, (c) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release any Collateral or guaranties securing any Obligor's obligations hereunder, other than releases contemplated hereby and by the Loan Papers, (e) change the meaning of "Specified Percentage" or the number of Lenders required to take any action hereunder, (f) change the definitions of "Available Commitment", "Unavailable Commitment", "Maturity Date", "Majority Lenders", or "Letter of Credit Commitment", (g) amend Section 2 of the Capital Contribution Agreement or (h) amend Section 2.18 hereof, Sections 2.11(a), (b) and (c) hereof, the last sentence of Section 8.01(a)(i) hereof, the last sentence of Section 8.01(b)(i) hereof, or this Section 11.01. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Lender under any Loan Papers, unless it is in writing and signed by Administrative Lender in addition to the requisite number of Lenders.

      11.02. Notices.

      (a) Manner of Delivery. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Lender, any Lender or the Borrower has acted in reliance on such telephonic notice.

      (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

      (i)    If to the Borrower:

             Pinnacle Towers Inc.
             1549 Ringling Boulevard
             3rd Floor
             Sarasota, Florida  34236
             Telephone No.:  (941) 364-8886
             Telecopier No.: (941) 364-8761
             Attention: Mr. Steve Day

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

      (ii)   If to Administrative Lender:

             NationsBank, N.A.
             NationsBank Plaza
             901 Main Street, 64th Floor
             Dallas, Texas  75202
             Telephone No.:    (214) 508-0988
             Telecopier No.:   (214) 508-9390
             Attention:        Ms. Roselyn M. Reid
                               Vice President

             With a copy to:

             Donohoe, Jameson & Carroll, P.C.
             3400 Renaissance Tower
             1201 Elm Street
             Dallas, Texas  75270
             Telephone No.:    (214) 698-3814
             Telecopier No.:   (214) 744-0231
             Attention:        Melissa Ruman Stewart

      (iii) If to any Lender, to its address shown on Schedule 11.02 hereto or on any Assignment and Acceptance.

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

      (d) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 11.02 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to Administrative Lender pursuant to Article II shall be effective when received. The Borrower agrees that Administrative Lender shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to
Article II, and agrees to indemnify and hold harmless Administrative Lender and Lenders for

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

any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

      11.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to Section
11.04 hereof. The Borrower may not assign or transfer its Rights or obligations hereunder without the prior written consent of Administrative Lender.

      11.04.         Assignments and Participations.

      (a) Each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees pursuant to an Assignment and Acceptance, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder,
(ii) each Assignor shall obtain in each case the prior written consent of Administrative Lender and the Borrower, in each case such consent not to be unreasonably withheld or delayed, provided that, in the event there exists a Default or Event of Default, any such consent of the Borrower shall not be required, (iii) each Assignor shall in each case pay a $3,500 processing fee to Administrative Lender and (iv) no such assignment is for an amount less than $5,000,000 (and, if such assignment is a partial assignment, no Lender shall hold less than $5,000,000 immediately after giving effect to any assignment). Assignments and other transfers (except participations) with respect to each Lender's participation in a given Letter of Credit may only be made with the prior written consent of the Administrative Lender. Within five Business Days after Administrative Lender receives notice of any such assignment, the Borrower shall execute and deliver to Administrative Lender, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of the Available Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

      (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that
(i) such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 11.01(a), (b), (c) and (d) hereof,

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

(v) Obligor, Administrative Lender, and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers and (vi) no such participation is for an amount less than $5,000,000.

      (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to any Obligor furnished to such Lender by or on behalf of any Obligor.

      (d) Notwithstanding any other provision set forth in this Agreement, (i) any Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, (ii) no participant of any Lender may further assign or participate any of its interest in the Loan Papers to any Person (except as may be required by Law or a Tribunal having authority over such participant), and (iii) no Lender (other than NationsBank, N.A.) may assign any of its interest in the Loan Papers to any Person (except as may be required by Law or a Tribunal having authority over NationsBank, N.A.) except as specifically provided in Section 11.04 hereof.

      11.05. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its Pro Rata share of payments made by the Borrower, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment Pro Rata with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a Pro Rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      11.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing

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

under this Agreement and the other Loan Papers, whether or not Administrative Lender or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 11.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

      11.07.  Costs, Expenses, and Taxes.

      (a) The Borrower agrees to pay on demand (i) all costs and expenses of Administrative Lender in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel, (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Lender in connection with any interpretation, grant and perfection of any Lien, modification, amendment, waiver, release of any Loan Papers, restructuring or work-out and (iii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Lender and each Lender in connection with any collection of any portion of the Obligations or the enforcement of any Loan Papers during the continuance of an Event of Default.

      (b) In addition, the Borrower shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Administrative Lender or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Lender or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Lender and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this
Section 11.07, including any penalty, interest, and expenses relating thereto. All payments by the Borrower or any Subsidiary of the Borrower under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Lender or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Lender or any Lender), including all interest, penalties, or similar liabilities relating thereto. If the Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Lender or any Lender pursuant to this sentence), Administrative Lender or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made,
(ii) the Borrower

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shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.07 shall survive the execution of this Agreement, termination of the Available Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

        11.08. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall any Obligor or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Lender or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each Obligor, Administrative Lender and each Lender shall, to the maximum extent permitted under Applicable Laws, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Lender or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Lender nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 11.08 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

      11.09. Severability. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal,

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invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

      11.10. Exceptions to Covenants. No Obligor shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

      11.11. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

      11.12.         GOVERNING LAW; WAIVER OF JURY TRIAL.

      (A) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

      (B) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION 11.12 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE LENDER OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      11.13.         ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER

LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
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      IN WITNESS WHEREOF, this Third Amended and Restated Credit Agreement is executed as of the date first set forth above.

THE BORROWER:

                                   PINNACLE TOWERS INC.

                                   By:----------------------------------------
                                   Its:---------------------------------------

ADMINISTRATIVE LENDER:

                                   NATIONSBANK, N.A., as Administrative Lender

                                   -------------------------------------------
                                   By:    Roselyn M. Reid
                                   Its:   Vice President

                                   GOLDMAN SACHS CREDIT PARTNERS, L.P., as
                                   Syndication Agent

                                   -------------------------------------------
                                   By:----------------------------------------
                                   Its:---------------------------------------

LENDERS:
Specified Percentage:  31.6666%    NATIONSBANK, N.A., individually as a Lender
Address:
901 Main Street, 64th Floor
Dallas, Texas  75202
Attn.:       Roselyn M. Reid       -------------------------------------------
Telephone:   (214) 508-0988        By:     Roselyn M. Reid
Telecopy:    (214) 508-9390        Its:    Vice President

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

Specified Percentage:  21.6666%    GOLDMAN SACHS CREDIT PARTNERS L.P.
Address:
85 Broadstreet
17th Floor
New York, New York  10001          -------------------------------------------
Attn.:       Rich Katz             By:----------------------------------------
Telephone:   (212) 902-5492        Its:---------------------------------------
Telecopy:    (212) 357-4451

Specified Percentage:  10.0000%    BANKBOSTON, N.A.
Address:
Media & Communications Department
100 Federal Street, 01-08-08
Boston, Massachusetts  02110       -------------------------------------------
Attn.:  Mr. Lenny Mason            By:----------------------------------------
                                   Its:---------------------------------------
Telephone:  (617) 434-6489
Telecopy:   (617) 434-3401

Specified Percentage:  16.6666%    SOCIETE GENERALE, NEW YORK BRANCH
Address:
1221 Avenue of the Americas
11th Floor
New York, New York  10020          -------------------------------------------
Attn.:       Mr. John Sadik-Khan   By:----------------------------------------
                                   Its:---------------------------------------
Telephone:  (212) 278-6873
Telecopy:   (212) 278-6240

Specified Percentage:  10.0000%    BANK OF AMERICA
Address:
335 Madison Avenue, 5th Floor
New York, NY 10286                 -------------------------------------------
Attn.:  Carl Salas                 By:----------------------------------------
                                   Its:---------------------------------------
Telephone: (212) 503-3425
Telecopy:  (212) 503-7173

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

Specified Percentage:  10.0000%    UNION BANK OF CALIFORNIA, N.A.

Address: 445 South Figueroa Street
Los Angeles, CA  90071             -------------------------------------------
Attn.:  Kristina Mouzakis          By:----------------------------------------
                                   Its:---------------------------------------
Telephone:  (213) 236-7580
Telecopy:   (213) 236-5747

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